CALIFORNIA ASSOCIATION OF REALTORS®

RESIDENTIAL LEASE OR MONTH-TO-MONTH RENTAL AGREEMENT

(C.A.R. Form LR, Revised 6/18)

COLDWELL BANKER REALTY

Date 09/04/2020, 9145 St Ives LLC ("Landlord") and Amir Ben-Yohanan ("Tenant") agree as follows ("Agreement"):

1. **PROPERTY:**
   A. Landlord rents to Tenant and Tenant rents from Landlord, the real property and improvements described as: 9145 St Ives Dr, Los Angeles, CA 90069-1706 ("Premises").
   B. The Premises are for the sole use as a personal residence by the following named person(s) **only:** Amir Ben-Yohanan, Amie Ben-Yohanan, Maddie, Ava, Lauren, Devyn.
   C. The following personal property, maintained pursuant to paragraph 11, is included: Range/Oven, Refrigerator, Washer, Dryer, Fully Furnished. or [X] (if checked) the personal property on the attached addendum is included.
   D. The Premises may be subject to a local rent control ordinance ________.
2. **TERM:** The term begins on (date) September 10, 2020 ("Commencement Date"). If Tenant has not paid all amounts then due; (i) Tenant has no right to possession or keys to the premises and; (ii) this Agreement is voidable at the option of Landlord, 2 calendar days after giving Tenant a Notice to Pay (C.A.R. Form PPN). Notice may be delivered to Tenant (i) in person; (ii) by mail to Tenant's last known address; or (iii) by email, if provided in Tenant's application or previously used by Tenant to communicate with Landlord or agent for Owner. If Landlord elects to void the lease, Landlord shall refund to Tenant all rent and security deposit paid.
   (Check A or B):
   [ ] **A. Month-to-Month:** This Agreement continues from the commencement date as a month-to-month tenancy. Tenant may terminate the tenancy by giving written notice at least 30 days prior to the intended termination date. Tenant shall be responsible for paying rent through the termination date even if moving out early. Landlord may terminate the tenancy by giving written notice as provided by law. Such notices may be given on any date.
   [X] **B. Lease:** This Agreement shall terminate on (date) September 30, 2021 at 11:59 [ ] AM/ [X] PM. Tenant shall vacate the Premises upon termination of the Agreement, unless: **(i)** Landlord and Tenant have extended this Agreement in writing or signed a new agreement; **(ii)** mandated by local rent control law; or **(iii)** Landlord accepts Rent from Tenant (other than past due Rent), in which case a month-to-month tenancy shall be created which either party may terminate as specified in paragraph 2A. Rent shall be at a rate agreed to by Landlord and Tenant, or as allowed by law. All other terms and conditions of this Agreement shall remain in full force and effect.
3. **RENT:** "Rent" shall mean all monetary obligations of Tenant to Landlord under the terms of the Agreement, except security deposit.
   A. Tenant agrees to pay $40,000.00 per month for the term of the Agreement.
   B. Rent is payable in advance on the **1st (or [ ] ______) day** of each calendar month, and is delinquent on the next day.
   C. If Commencement Date falls on any day other than the day Rent is payable under paragraph 3B, and Tenant has paid one full month's Rent in advance of Commencement Date, Rent for the second calendar month shall be prorated and Tenant shall pay 1/30th of the monthly rent per day for each day remaining in the prorated second month.
   D. PAYMENT: **(1)** Rent shall be paid by [ ] personal check, [ ] money order, [X] cashier's check, made payable to 9145 St Ives LLC, [X] wire/electronic transfer, or [ ] other ________.
   (2) Rent shall be delivered to (name) 9145 St Ives LLC (whose phone number is) ______ at (address) ________, (or at any other location subsequently specified by Landlord in writing to Tenant) (and [ ] if checked, rent may be paid personally, between the hours of 9am and 9pm on the following days Daily).
   (3) If any payment is returned for non-sufficient funds ("NSF") or because tenant stops payment, then, after that: (i) Landlord may, in writing, require Tenant to pay Rent in cash for three months and (ii) all future Rent shall be paid by [ ] money order, or [ ] cashier's check.
   E. Rent payments received by Landlord shall be applied to the earliest amount(s) due or past due.
4. **SECURITY DEPOSIT:**
   A. Tenant agrees to pay $80,000.00 as a security deposit. Security deposit will be [X] transferred to and held by the Owner of the Premises, or [ ] held in Owner's Broker's trust account.
   B. All or any portion of the security deposit may be used, as reasonably necessary, to: **(i)** cure Tenant's default in payment of Rent (which includes Late Charges, NSF fees or other sums due); **(ii)** repair damage, excluding ordinary wear and tear, caused by Tenant or by a guest, invitee or licensee of Tenant; **(iii)** clean Premises, if necessary, upon termination of the tenancy; and **(iv)** replace or return personal property or appurtenances. **SECURITY DEPOSIT SHALL NOT BE USED BY TENANT IN LIEU OF PAYMENT OF LAST MONTH'S RENT.** If all or any portion of the security deposit is used during the tenancy, Tenant agrees to reinstate the total security deposit within five days after written notice is delivered to Tenant. Within 21 days after Tenant vacates the Premises, Landlord shall: **(1)** furnish Tenant an itemized statement indicating the amount of any security deposit received and the basis for its disposition and supporting documentation as required by California Civil Code § 1950.5(g); and **(2)** return any remaining portion of the security deposit to Tenant.
   C. Security deposit will not be returned until all Tenants have vacated the Premises and all keys returned. Any security deposit returned by check shall be made out to all Tenants named on this Agreement, or as subsequently modified.
   D. No interest will be paid on security deposit unless required by local law.
   E. If the security deposit is held by Owner, Tenant agrees not to hold Broker responsible for its return. If the security deposit is held in Owner's Broker's trust account, **and** Broker's authority is terminated before expiration of this Agreement, **and** security deposit is released to someone other than Tenant, **then** Broker shall notify Tenant, in writing, where and to whom security deposit has been released. Once Tenant has been provided such notice, Tenant agrees not to hold Broker responsible for the security deposit.

Tenant's Initials (AB) (____) Landlord's Initials (PS) (____)

5. **MOVE-IN COSTS RECEIVED/DUE:** Move-in funds shall be paid by ☐ personal check, ☐ money order, or ☒ cashier's check, ☒ wire/ electronic transfer.

Category	Total Due	Payment Received	Balance Due	Date Due	Payable To
Rent from *09/10/2020* to *10/31/2020* (date)	*$68,000.00*		*$68,000.00*		
*Security Deposit	*$80,000.00*		*$80,000.00*		
Other					
Other					
Total	*$148,000.00*		*$148,000.00*	*09/09/2020*	*See Addendum*

*The maximum amount of security deposit, however designated, cannot exceed two months' Rent for an unfurnished premises, or three months' Rent for a furnished premises.

6. **LATE CHARGE; RETURNED CHECKS:**
   A. Tenant acknowledges either late payment of Rent or issuance of a returned check may cause Landlord to incur costs and expenses, the exact amounts of which are extremely difficult and impractical to determine. These costs may include, but are not limited to, processing, enforcement and accounting expenses, and late charges imposed on Landlord. If any installment of Rent due from Tenant is not received by Landlord within **5 (or** ☒ *2* **) calendar days** after the date due, or if a check is returned, Tenant shall pay to Landlord, respectively, an additional sum of $________ or *10.000* % of the Rent due as a Late Charge and $25.00 as a NSF fee for the first returned check and $35.00 as a NSF fee for each additional returned check, either or both of which shall be deemed additional Rent.
   B. Landlord and Tenant agree that these charges represent a fair and reasonable estimate of the costs Landlord may incur by reason of Tenant's late or NSF payment. Any Late Charge or NSF fee due shall be paid with the current installment of Rent. Landlord's acceptance of any Late Charge or NSF fee shall not constitute a waiver as to any default of Tenant. Landlord's right to collect a Late Charge or NSF fee shall neither be deemed an extension of the date Rent is due under paragraph 3 nor prevent Landlord from exercising any other rights and remedies under this Agreement and as provided by law.

7. **PARKING: (Check A or B)**
   ☒ **A.** Parking is permitted as follows: *Two Parking Spaces in the Garage*
   The right to parking ☒ is ☐ is not included in the Rent charged pursuant to paragraph 3. If not included in the Rent, the parking rental fee shall be an additional $________ per month. Parking space(s) are to be used only for parking properly registered and operable motor vehicles, except for trailers, boats, campers, buses or trucks (other than pick-up trucks). Tenant shall park in assigned space(s) only. Parking space(s) are to be kept clean. Vehicles leaking oil, gas or other motor vehicle fluids shall not be parked on the Premises. Mechanical work, or storage of inoperable vehicles, or storage of any kind is not permitted in parking space(s) or elsewhere on the Premises except as specified in paragraph 8.
   OR ☐ **B.** Parking is not permitted on the real property of which the Premises is a part.

8. **STORAGE: (Check A or B)**
   ☐ **A.** Storage is permitted as follows: ________
   The right to separate storage space ☐ is, ☒ is not, included in the Rent charged pursuant to paragraph 3. If not included in the Rent, storage space fee shall be an additional $________ per month. Tenant shall store only personal property Tenant owns, and shall not store property claimed by another or in which another has any right, title or interest. Tenant shall not store any improperly packaged food or perishable goods, flammable materials, explosives, hazardous waste or other inherently dangerous material, or illegal substances.
   OR ☒ **B.** Except for Tenant's personal property, contained entirely within the Premises, storage is not permitted on the Premises.

9. **UTILITIES:** Tenant agrees to pay for all utilities and services, and the following charges: ________ except *Gardener, Pool*, which shall be paid for by Landlord. If any utilities are not separately metered, Tenant shall pay Tenant's proportional share, as reasonably determined and directed by Landlord. If utilities are separately metered, Tenant shall place utilities in Tenant's name as of the Commencement Date. Landlord is only responsible for installing and maintaining one usable telephone jack and one telephone line to the Premises. Tenant shall pay any cost for conversion from existing utilities service provider.
   ☐ **A. Water Submeters:** Water use on the Premises is measured by a submeter and Tenant will be separately billed for water usage based on the submeter. See attached Water Submeter Addendum (C.A.R. Form WSM) for additional terms.
   ☐ **B. Gas Meter:** The Premises does not have a separate gas meter.
   ☐ **C. Electric Meter:** The Premises does not have a separate electrical meter.

10. **CONDITION OF PREMISES:** Tenant has examined Premises and, if any, all furniture, furnishings, appliances, landscaping and fixtures, including smoke alarm(s) and carbon monoxide detector(s).
   (Check all that apply:)
   ☐ **A.** Tenant acknowledges these items are clean and in operable condition, with the following exceptions: ________
   ☐ **B.** Tenant's acknowledgment of the condition of these items is contained in an attached statement of condition (C.A.R. Form MIMO).
   ☒ **C.** **(i)** Landlord will Deliver to Tenant a statement of condition (C.A.R. Form MIMO) ☐ within **3 days** after execution of this Agreement; ☒ prior to the Commencement Date; ☐ within **3 days** after the Commencement Date.
   (ii) Tenant shall complete and return the MIMO to Landlord within **3 (or** ☐ ____ **) days** after Delivery. Tenant's failure to return the MIMO within that time shall conclusively be deemed Tenant's Acknowledgement of the condition as stated in the MIMO.

Tenant's Initials (AB) ( ) Landlord's Initials (PS) ( )

☐ **D.** Tenant will provide Landlord a list of items that are damaged or not in operable condition within **3 (or** ☐ _____**) days** after Commencement Date, not as a contingency of this Agreement but rather as an acknowledgement of the condition of the Premises.

☐ **E.** Other: ______________________.

11. MAINTENANCE USE AND REPORTING:

A. Tenant shall properly use, operate and safeguard Premises, including if applicable, any landscaping, furniture, furnishings and appliances, and all mechanical, electrical, gas and plumbing fixtures, carbon monoxide detector(s) and smoke alarms, and keep them and the Premises clean, sanitary and well ventilated. Tenant shall be responsible for checking and maintaining all carbon monoxide detectors and any additional phone lines beyond the one line and jack that Landlord shall provide and maintain. Tenant shall replace any burned out or malfunctioning light bulbs. Tenant shall immediately notify Landlord, in writing, of any problem, malfunction or damage with any item including carbon monoxide detector(s) and smoke alarms on the property. Tenant shall be charged for all repairs or replacements caused by Tenant, pets, guests or licensees of Tenant, excluding ordinary wear and tear. Tenant shall be charged for all damage to Premises as a result of failure to report a problem in a timely manner. Tenant shall be charged for repair of drain blockages or stoppages, unless caused by defective plumbing parts or tree roots invading sewer lines.

B. ☐ Landlord ☒ Tenant shall water the garden, landscaping, trees and shrubs, except: ______________________.

C. ☐ Landlord ☒ Tenant shall maintain the garden, landscaping, trees and shrubs, except: ______________________.

D. ☐ Landlord ☒ Tenant shall maintain ***Pool, Water Fountain***.

E. Landlord and Tenant agree that State or local water use restrictions shall supersede any obligation of Landlord or Tenant to water or maintain any garden, landscaping, trees or shrubs pursuant to 11B, 11C, and 11D.

F. Tenant's failure to maintain any item for which Tenant is responsible shall give Landlord the right to hire someone to perform such maintenance and charge Tenant to cover the cost of such maintenance.

G. The following items of personal property are included in the Premises without warranty and Landlord will not maintain, repair or replace them: ______________________.

H. Tenant understands that if Premises is located in a Common Interest Development, Landlord may not have authority or control over certain parts of the Premises such as roof, electrical, gas or plumbing features inside certain walls, and common areas such as shared parking structure or garage.

I. Tenant shall not use the premises to plant, grow, cultivate or sell marijuana.

12. NEIGHBORHOOD CONDITIONS: Tenant is advised to satisfy himself or herself as to neighborhood or area conditions, including, but not limited to, schools, proximity and adequacy of law enforcement, crime statistics, proximity of registered felons or offenders, fire protection, other governmental services, availability, adequacy and cost of any wired, wireless internet connections or other telecommunications or other technology services and installations, proximity to commercial, industrial or agricultural activities, existing and proposed transportation, construction and development that may affect noise, view, or traffic, airport noise, noise or odor from any source, wild and domestic animals, other nuisances, hazards, or circumstances, cemeteries, facilities and condition of common areas, conditions and influences of significance to certain cultures and/or religions, and personal needs, requirements and preferences of Tenant.

13. PETS: Unless otherwise provided in California Civil Code §54.2, or other law, no animal or pet shall be kept on or about the Premises without Landlord's prior written consent, ☐ except as agreed to in the attached Pet Addendum (C.A.R. Form PET).

14. SMOKING:

A. (i) Tenant is responsible for all damage caused by smoking including, but not limited to stains, burns, odors and removal of debris; (ii) Tenant acknowledges that in order to remove odor caused by smoking, Landlord may need to replace carpet and drapes and paint the entire premises regardless of when these items were last cleaned, replaced or repainted. Such actions and other necessary steps will impact the return of any security deposit.

B. The Premises or common areas may be subject to a local non-smoking ordinance.

C. NO SMOKING of any substance is allowed on the Premises or common areas. If smoking does occur on the Premises or common areas, (i) Tenant is in material breach of this Agreement; (ii) Tenant, guests, and all others may be required to leave the Premises. ☐ Smoking of the following substances only is allowed: ______________________.

15. RULES/REGULATIONS:

A. Tenant agrees to comply with all Landlord rules and regulations that are at any time posted on the Premises or delivered to Tenant. Tenant shall not, and shall ensure that guests, invitees, and licensees of Tenant shall not, disturb, annoy, endanger or interfere with other tenants of the building or neighbors, or use the Premises for any unlawful purposes, under federal, state, or local law including, but not limited to, using, manufacturing, selling, storing or transporting illicit drugs or other contraband, or violate any law or ordinance, or commit a waste or nuisance on or about the Premises.

B. (If applicable, check one)

☐ **1.** Landlord shall provide Tenant with a copy of the rules and regulations within ____________ days or ***See attached Addendum***.

OR ☒ **2.** Tenant has been provided with, and acknowledges receipt of, a copy of the rules and regulations.

Tenant's Initials (DS AB) (______) Landlord's Initials (DS PS) (______)

16. ☐ (If checked) **CONDOMINIUM; PLANNED UNIT DEVELOPMENT:**

A. The Premises are a unit in a condominium, planned unit development, common interest subdivision or other development governed by a homeowners' association ("HOA"). The name of the HOA is ______________________. Tenant agrees to comply with all HOA covenants, conditions and restrictions, bylaws, rules and regulations and decisions ("HOA Rules"). Tenant shall reimburse Landlord for any fines or charges imposed by HOA or other authorities, due to any violation by Tenant, or the guests or licensees of Tenant or Landlord shall have the right to deduct such amounts from the security deposit.

B. If applicable, Tenant is required to pay a fee to the HOA to gain access to certain areas within the development such as but not necessarily including or limited to the front gate, pool, and recreational facilities. If not specified in paragraph 5, Tenant is solely responsible for payment and satisfying any HOA requirements prior to or upon or after the Commencement Date.

C. (Check one)

☐ **1.** Landlord shall provide Tenant with a copy of the HOA Rules within ______________________ days or ______________________.

OR ☐ **2.** Tenant has been provided with, and acknowledges receipt of, a copy of the HOA Rules.

17. ALTERATIONS; REPAIRS: Unless otherwise specified by law or paragraph 25C, without Landlord's prior written consent, **(i)** Tenant shall not make any repairs, alterations or improvements in or about the Premises including: painting, wallpapering, adding or changing locks, installing antenna or satellite dish(es), placing signs, displays or exhibits, or using screws, fastening devices, large nails or adhesive materials; **(ii)** Landlord shall not be responsible for the costs of alterations or repairs made by Tenant; **(iii)** Tenant shall not deduct from Rent the costs of any repairs, alterations or improvements; and **(iv)** any deduction made by Tenant shall be considered unpaid Rent.

18. KEYS; LOCKS:

A. Tenant acknowledges receipt of (or Tenant will receive ☐ prior to the Commencement Date, or ☐ ______________________):

☒ *2* key(s) to Premises,	☒ *2* remote control device(s) for garage door/gate opener(s),
☐ ____ key(s) to mailbox,	☐ ______________________,
☐ ____ key(s) to common area(s),	☐ ______________________.

B. Tenant acknowledges that locks to the Premises ☐ have, ☒ have not, been re-keyed.

C. If Tenant re-keys existing locks or opening devices, Tenant shall immediately deliver copies of all keys to Landlord. Tenant shall pay all costs and charges related to loss of any keys or opening devices. Tenant may not remove locks, even if installed by Tenant.

19. ENTRY:

A. Tenant shall make Premises available to Landlord or Landlord's representative for the purpose of entering to make necessary or agreed repairs (including, but not limited to, installing, repairing, testing, and maintaining smoke detectors and carbon monoxide devices, and bracing, anchoring or strapping water heaters, or repairing dilapidation relating to the presence of mold); providing decorations, alterations, or improvements, or supplying necessary or agreed services; or to show Premises to prospective or actual purchasers, tenants, mortgagees, lenders, appraisers, contractors and others (collectively "Interested Persons"). Tenant agrees that Landlord, Broker and Interested Persons may take photos of the Premises.

B. Landlord and Tenant agree that 24-hour written notice shall be reasonable and sufficient notice, except as follows: (1) 48-hour written notice is required to conduct an inspection of the Premises prior to the Tenant moving out, unless the Tenant waives the right to such notice. (2) If Landlord has in writing informed Tenant that the Premises are for sale and that Tenant will be notified orally to show the premises (C.A.R. Form NSE), then, for the next 120 days following the delivery of the NSE, notice may be given orally to show the Premises to actual or prospective purchasers. (3) No written notice is required if Landlord and Tenant orally agree to an entry for agreed services or repairs if the date and time of entry are within one week of the oral agreement. (4) No notice is required: **(i)** to enter in case of an emergency; **(ii)** if the Tenant is present and consents at the time of entry; or **(iii)** if the Tenant has abandoned or surrendered the Premises.

C. ☐ (If checked) Tenant authorizes the use of a keysafe/lockbox to allow entry into the Premises and agrees to sign a keysafe/lockbox addendum (C.A.R. Form KLA).

20. PHOTOGRAPHS AND INTERNET ADVERTISING:

A. In order to effectively market the Premises for sale or rental it is often necessary to provide photographs, virtual tours and other media to Interested Persons. Tenant agrees that Broker may photograph or otherwise electronically capture images of the exterior and interior of the Premises ("Images") for static and/or virtual tours of the Premises by Interested Persons for use on Broker's website, the MLS, and other marketing materials and sites. Tenant acknowledges that once Images are placed on the Internet neither Broker nor Landlord has control over who can view such Images and what use viewers may make of the Images, or how long such Images may remain available on the Internet.

B. Tenant acknowledges that prospective Interested Persons coming onto the Premises may take photographs, videos or other images of the Premises. Tenant understands that Broker does not have the ability to control or block the taking and use of Images by any such persons. Once Images are taken and/or put into electronic display on the Internet or otherwise, neither Broker nor Landlord has control over who views such Images nor what use viewers may make of the Images.

21. SIGNS: Tenant authorizes Landlord to place FOR SALE/LEASE signs on the Premises.

22. ASSIGNMENT; SUBLETTING: A. Tenant shall not sublet all or any part of Premises, or parking or storage spaces, or assign or transfer this Agreement or any interest in it, without Landlord's prior written consent. Unless such consent is obtained, any assignment, transfer or subletting of Premises or this Agreement or tenancy, by voluntary act of Tenant, operation of law or otherwise, shall, at the option of Landlord, terminate this Agreement. Any proposed assignee, transferee or sublessee shall submit to Landlord an application and credit information for Landlord's approval and, if approved, sign a separate written agreement with Landlord and Tenant. Landlord's consent to any one assignment, transfer or sublease, shall not be construed as consent to any subsequent assignment, transfer or sublease and does not release Tenant of Tenant's obligations under this Agreement. **B.** This prohibition also applies (☐ does not apply) to short term, vacation, and transient rentals such as, but not limited to, those arranged through AirBnB, VRBO, HomeAway or other short term rental services. **C.** Any violation of this prohibition is a non-curable, material breach of this Agreement.

Tenant's Initials (DS AB) (________) Landlord's Initials (DS PS) (________)

9145 Saint Ives Dr

23. JOINT AND INDIVIDUAL OBLIGATIONS: If there is more than one Tenant, each one shall be individually and completely responsible for the performance of all obligations of Tenant under this Agreement, jointly with every other Tenant, and individually, whether or not in possession.

24. POSSESSION:

A. (1) Tenant is not in possession of the Premises. If Landlord is unable to deliver possession of Premises on Commencement Date, such Date shall be extended to the date on which possession is made available to Tenant. If Landlord is unable to deliver possession within **5 (or ☐ __________) calendar days** after agreed Commencement Date, Tenant may terminate this Agreement by giving written notice to Landlord, and shall be refunded all Rent and security deposit paid.

or (2) Possession is deemed terminated when Tenant has returned all keys to the Premises to Landlord.

B. ☐ Tenant is already in possession of the Premises.

25. TENANT'S OBLIGATIONS UPON VACATING PREMISES:

A. Upon termination of this Agreement, Tenant shall: **(i)** give Landlord all copies of all keys and any opening devices to Premises, including any common areas; **(ii)** vacate and surrender Premises to Landlord, empty of all persons; and personal property belonging to Tenant **(iii)** vacate any/all parking and/or storage space; **(iv)** clean and deliver Premises, as specified in paragraph C below, to Landlord in the same condition as referenced in paragraph 10; **(v)** remove all debris; **(vi)** give written notice to Landlord of Tenant's forwarding address; and **(vii)** ____________________ .

B. All alterations/improvements made by or caused to be made by Tenant, with or without Landlord's consent, become the property of Landlord upon termination. Landlord may charge Tenant for restoration of the Premises to the condition it was in prior to any alterations/improvements.

C. Right to Pre-Move-Out Inspection and Repairs: (i) After giving or receiving notice of termination of a tenancy (C.A.R. Form NTT), or before the expiration of this Agreement, Tenant has the right to request that an inspection of the Premises take place prior to termination of the lease or rental (C.A.R. Form NRI). If Tenant requests such an inspection, Tenant shall be given an opportunity to remedy identified deficiencies prior to termination, consistent with the terms of this Agreement. **(ii)** Any repairs or alterations made to the Premises as a result of this inspection (collectively, "Repairs") shall be made at Tenant's expense. Repairs may be performed by Tenant or through others, who have adequate insurance and licenses and are approved by Landlord. The work shall comply with applicable law, including governmental permit, inspection and approval requirements. Repairs shall be performed in a good, skillful manner with materials of quality and appearance comparable to existing materials. It is understood that exact restoration of appearance or cosmetic items following all Repairs may not be possible. **(iii)** Tenant shall: **(a)** obtain receipts for Repairs performed by others; **(b)** prepare a written statement indicating the Repairs performed by Tenant and the date of such Repairs; and **(c)** provide copies of receipts and statements to Landlord prior to termination. Paragraph 25C does not apply when the tenancy is terminated pursuant to California Code of Civil Procedure § 1161(2), (3), or (4).

26. BREACH OF CONTRACT; EARLY TERMINATION: In addition to any obligations established by paragraph 25, in the event of termination by Tenant prior to completion of the original term of the Agreement, Tenant shall also be responsible for lost Rent, rental commissions, advertising expenses and painting costs necessary to ready Premises for re-rental. Landlord may withhold any such amounts from Tenant's security deposit.

27. TEMPORARY RELOCATION: Subject to local law, Tenant agrees, upon demand of Landlord, to temporarily vacate Premises for a reasonable period, to allow for fumigation (or other methods) to control wood destroying pests or organisms, or other repairs to Premises. Tenant agrees to comply with all instructions and requirements necessary to prepare Premises to accommodate pest control, fumigation or other work, including bagging or storage of food and medicine, and removal of perishables and valuables. Tenant shall only be entitled to a credit of Rent equal to the per diem Rent for the period of time Tenant is required to vacate Premises.

28. DAMAGE TO PREMISES: If, by no fault of Tenant, Premises are totally or partially damaged or destroyed by fire, earthquake, accident or other casualty that render Premises totally or partially uninhabitable, either Landlord or Tenant may terminate this Agreement by giving the other written notice. Rent shall be abated as of the date Premises become totally or partially uninhabitable. The abated amount shall be the current monthly Rent prorated on a 30-day period. If the Agreement is not terminated, Landlord shall promptly repair the damage, and Rent shall be reduced based on the extent to which the damage interferes with Tenant's reasonable use of Premises. If damage occurs as a result of an act of Tenant or Tenant's guests, only Landlord shall have the right of termination, and no reduction in Rent shall be made.

29. INSURANCE: A. Tenant's, guest's, invitees or licensee's personal property and vehicles are not insured by Landlord, manager or, if applicable, HOA, against loss or damage due to fire, theft, vandalism, rain, water, criminal or negligent acts of others, or any other cause. **Tenant is advised to carry Tenant's own insurance (renter's insurance) to protect Tenant from any such loss or damage. B.** Tenant shall comply with any requirement imposed on Tenant by Landlord's insurer to avoid: **(i)** an increase in Landlord's insurance premium (or Tenant shall pay for the increase in premium); or **(ii)** loss of insurance. **C.** ☒ Tenant shall obtain liability insurance, in an amount not less than $*1 million - see addendum*, naming Landlord and, if applicable, Property Manager as additional insured for injury or damage to, or upon, the Premises during the term of this agreement or any extension. Tenant shall provide Landlord a copy of the insurance policy before commencement of this Agreement, and a rider prior to any renewal.

30. WATERBEDS/PORTABLE WASHERS: Tenant shall not use or have waterbeds on the Premises unless: **(i)** Tenant obtains a valid waterbed insurance policy; **(ii)** Tenant increases the security deposit in an amount equal to one-half of one month's Rent; and **(iii)** the bed conforms to the floor load capacity of Premises. Tenant shall not use on the Premises ☐ Portable Dishwasher ☐ Portable Washing Machine.

31. WAIVER: The waiver of any breach shall not be construed as a continuing waiver of the same or any subsequent breach.

Tenant's Initials (DS AB) (______) Landlord's Initials (DS PS) (______)

32 NOTICE: Notices may be served at the following address, or at any other location subsequently designated:

Landlord: *9145 St Ives LLC*	Tenant: *Amir Ben-Yohanan*
Payam Saadat	*201-403-4040*
8950 Olympic Blvd #197, Beverly Hills, Ca 90211	*asinger65@hotmail.com*

33. TENANT ESTOPPEL CERTIFICATE: Tenant shall execute and return a tenant estoppel certificate delivered to Tenant by Landlord or Landlord's agent within **3 days** after its receipt (C.A.R. Form TEC). Failure to comply with this requirement shall be deemed Tenant's acknowledgment that the tenant estoppel certificate is true and correct, and may be relied upon by a lender or purchaser.

34. REPRESENTATION

A. TENANT REPRESENTATION; OBLIGATIONS REGARDING OCCUPANTS; CREDIT: Tenant warrants that all statements in Tenant's rental application are accurate. Landlord requires all occupants 18 years of age or older and all emancipated minors to complete a lease rental application. Tenant acknowledges this requirement and agrees to notify Landlord when any occupant of the Premises reaches the age of 18 or becomes an emancipated minor. Tenant authorizes Landlord and Broker(s) to obtain Tenant's credit report periodically during the tenancy in connection with the modification or enforcement of this Agreement. Landlord may cancel this Agreement: **(i)** before occupancy begins; upon disapproval of the credit report(s), or upon discovering that information in Tenant's application is false; **(ii)** After commencement date, upon disapproval of an updated credit report or upon discovering that information in Tenant's application is no longer true. A negative credit report reflecting on Tenant's record may be submitted to a credit reporting agency if Tenant fails to fulfill the terms of payment and other obligations under this Agreement.

B. LANDLORD REPRESENTATIONS: Landlord warrants that, unless otherwise specified in writing, Landlord is unaware of **(i)** any recorded Notices of Default affecting the Premise; **(ii)** any delinquent amounts due under any loan secured by the Premises; and **(iii)** any bankruptcy proceeding affecting the Premises.

35. MEDIATION:

A. Consistent with paragraphs B and C below, Landlord and Tenant agree to mediate any dispute or claim arising between them out of this Agreement, or any resulting transaction, before resorting to court action. Mediation fees, if any, shall be divided equally among the parties involved. If, for any dispute or claim to which this paragraph applies, any party commences an action without first attempting to resolve the matter through mediation, or refuses to mediate after a request has been made, then that party shall not be entitled to recover attorney fees, even if they would otherwise be available to that party in any such action.

B. The following matters are excluded from mediation: **(i)** an unlawful detainer action; **(ii)** the filing or enforcement of a mechanic's lien; and **(iii)** any matter within the jurisdiction of a probate, small claims or bankruptcy court. The filing of a court action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a waiver of the mediation provision.

C. Landlord and Tenant agree to mediate disputes or claims involving Listing Agent, Leasing Agent or property manager ("Broker"), provided Broker shall have agreed to such mediation prior to, or within a reasonable time after, the dispute or claim is presented to such Broker. Any election by Broker to participate in mediation shall not result in Broker being deemed a party to this Agreement.

36. ATTORNEY FEES: In any action or proceeding arising out of this Agreement, the prevailing party between Landlord and Tenant shall be entitled to reasonable attorney fees and costs, collectively not to exceed $1,000 (or $__________), except as provided in paragraph 35A.

37. C.A.R. FORM: C.A.R. Form means the specific form referenced or another comparable form agreed to by the parties.

38. STATUTORY DISCLOSURES:

A. [X] **LEAD-BASED PAINT (If checked):** Premises were constructed prior to 1978. In accordance with federal law, Landlord gives and Tenant acknowledges receipt of the disclosures on the attached form (C.A.R. Form FLD) and a federally approved lead pamphlet.

B. PERIODIC PEST CONTROL (CHECK IF EITHER APPLIES):

1. [ ] Landlord has entered into a contract for periodic pest control treatment of the Premises and shall give Tenant a copy of the notice originally given to Landlord by the pest control company.

2. [ ] Premises is a house. Tenant is responsible for periodic pest control treatment.

C. [ ] **METHAMPHETAMINE CONTAMINATION:** Prior to signing this Agreement, Landlord has given Tenant a notice that a health official has issued an order prohibiting occupancy of the property because of methamphetamine contamination. A copy of the notice and order are attached.

D. BED BUGS: Landlord has no knowledge of any infestation in the Premises by bed bugs. See attached Bed Bug Disclosure (C.A.R. Form BBD) for further information. Tenant shall report suspected bed bug infestation to Landlord or, if applicable, property manager and cooperate with any inspection for and treatment of bed bugs. Landlord will notify tenants of any units infested by bed bugs.

E. MEGAN'S LAW DATABASE DISCLOSURE: Notice: Pursuant to Section 290.46 of the Penal Code, information about specified registered sex offenders is made available to the public via an Internet Web site maintained by the Department of Justice at www.meganslaw.ca.gov. Depending on an offender's criminal history, this information will include either the address at which the offender resides or the community of residence and ZIP Code in which he or she resides. (Neither Landlord nor Brokers, if any, are required to check this website. If Tenant wants further information, Tenant should obtain information directly from this website.)

F. [X] **RESIDENTIAL ENVIRONMENTAL HAZARDS BOOKLET:** Tenant acknowledges receipt of the residential environmental hazards booklet.

G. [ ] **MILITARY ORDNANCE DISCLOSURE:** (If applicable and known to Landlord) Premises are located within one mile of an area once used for military training, and may contain potentially explosive munitions.

H. FLOOD HAZARD DISCLOSURE: Flooding has the potential to cause significant damage to personal property owned by Tenant. See attached Tenant Flood Hazard Disclosure (C.A.R. Form TFHD) for additional information.

Tenant's Initials (AB) (______) Landlord's Initials (PS) (______)

39. TIME OF ESSENCE; ENTIRE CONTRACT; CHANGES: Time is of the essence. All understandings between the parties are incorporated in this Agreement. Its terms are intended by the parties as a final, complete and exclusive expression of their Agreement with respect to its subject matter, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. If any provision of this Agreement is held to be ineffective or invalid, the remaining provisions will nevertheless be given full force and effect. Neither this Agreement nor any provision in it may be extended, amended, modified, altered or changed except in writing. This Agreement is subject to California landlord-tenant law and shall incorporate all changes required by amendment or successors to such law. This Agreement and any supplement, addendum or modification, including any copy, may be signed in two or more counterparts, all of which shall constitute one and the same writing.

40. AGENCY:

A. CONFIRMATION: The following agency relationship(s) are hereby confirmed for this transaction:
Listing Agent: (Print firm name) ***Coldwell Banker Realty***
is the agent of (check one): ☐ the Landlord exclusively; or ☒ both the Landlord and Tenant.
Leasing Agent: (Print firm name) ***Coldwell Banker Realty***
(if not same as Listing Agent) is the agent of (check one): ☐ the Tenant exclusively; or ☐ the Landlord exclusively; or ☒ both the Tenant and Landlord.

B. DISCLOSURE: ☐ (If checked): The term of this Agreement exceeds one year. A disclosure regarding real estate agency relationships (C.A.R. Form AD) has been provided to Landlord and Tenant, who each acknowledge its receipt.

41. ☐ **TENANT COMPENSATION TO BROKER:** Upon execution of this Agreement, Tenant agrees to pay compensation to Broker as specified in a separate written agreement between Tenant and Broker.

42. NOTICE OF RIGHT TO RECEIVE FOREIGN LANGUAGE TRANSLATION OF LEASE/RENTAL AGREEMENTS: California Civil Code requires a landlord or property manager to provide a tenant with a foreign language translation copy of a lease or rental agreement if the agreement was negotiated primarily in Spanish, Chinese, Korean, Tagalog or Vietnamese. If applicable, every term of the lease/rental needs to be translated except for, among others, names, dollar amounts and dates written as numerals, and words with no generally accepted non-English translation.

43. OWNER COMPENSATION TO BROKER: Upon execution of this Agreement, Owner agrees to pay compensation to Broker as specified in a separate written agreement between Owner and Broker (C.A.R. Form LL or LCA).

44. RECEIPT: If specified in paragraph 5, Landlord or Broker, acknowledges receipt of move-in funds.

45. OTHER TERMS AND CONDITIONS; If checked, the following ATTACHED documents are incorporated in this Agreement:
☐ Keysafe/Lockbox Addendum (C.A.R. Form KLA); ☒ Lead-Based Paint and Lead-Based Paint Hazards Disclosure (C.A.R. Form FLD);
☒ Lease/Rental Mold and Ventilation Addendum (C.A.R. Form LRM); ☐ Landlord in Default Addendum (C.A.R. Form LID)
☒ Bed Bug Disclosure (C.A.R. Form BBD); ☒ Tenant Flood Hazard Disclosure (C.A.R. Form TFHD)
Other: ***Although this is a fully furnished lease, tenant and landlord have agreed that the security deposit shall only be $80,000 and the tenant rent will be due 31-days in advance. See Addendum for rent schedule.***

46. REPRESENTATIVE CAPACITY: If one or more Parties is signing this Agreement in a representative capacity and not for him/herself as an individual then that Party shall so indicate in paragraph 49 or 50 and attach a Representative Capacity Signature Disclosure (C.A.R. Form RCSD). Wherever the signature or initials of the representative identified in the RCSD appear on this Agreement or any related documents, it shall be deemed to be in a representative capacity for the entity described and not in an individual capacity, unless otherwise indicated. The Party acting in a representative capacity (i) represents that the entity for which that party is acting already exists and (ii) shall Deliver to the other Party and Escrow Holder, within 3 Days After Acceptance, evidence of authority to act in that capacity (such as but not limited to: applicable portion of the trust or Certification Of Trust (Probate Code §18100.5), letters testamentary, court order, power of attorney, corporate resolution, or formation documents of the business entity).

Landlord and Tenant acknowledge and agree Brokers: **(a)** do not guarantee the condition of the Premises; **(b)** cannot verify representations made by others; **(c)** cannot provide legal or tax advice; **(d)** will not provide other advice or information that exceeds the knowledge, education or experience required to obtain a real estate license. Furthermore, if Brokers are not also acting as Landlord in this Agreement, Brokers: **(e)** do not decide what rental rate a Tenant should pay or Landlord should accept; and **(f)** do not decide upon the length or other terms of this Agreement. Landlord and Tenant agree that they will seek legal, tax, insurance and other desired assistance from appropriate professionals.

47. ☐ **INTERPRETER/TRANSLATOR:** The terms of this Agreement have been interpreted for Tenant into the following language: ________________. Landlord and Tenant acknowledge receipt of the attached interpreter/translator agreement (C.A.R. Form ITA).

48. The Premises is being managed by Owner, (or, if checked):
☐ Listing firm in box below ☐ Leasing firm in box below ☐ Property Management firm immediately below

Real Estate Broker (Property Manager) ________________ DRE Lic # ________

By (Agent) ________________ DRE Lic # ________

Address ________________ Telephone # ________

Tenant's Initials (DS AB) ( ) Landlord's Initials (DS PS) ( )

Premises: *9145 St Ives Dr, Los Angeles, CA 90069-1706* Date: *09/04/2020*

49. Tenant agrees to rent the Premises on the above terms and conditions.

☐ One or more Tenants is signing this Agreement in a representative capacity and not for him/herself as an individual. See attached Representative Capacity Signature Disclosure (For Tenant Representative) (C.A.R. Form RCSD-T) for additional terms.

Tenant DocuSigned by: Amir Ben-Yonanan D38B68264B9B407... Date 9/9/2020

Print Name *Amir Ben-Yonanan*

Address ______ City ______ State ______ Zip ______

Telephone ______ Fax ______ E-mail ______

Tenant ______ Date ______

Print Name ______

Address ______ City ______ State ______ Zip ______

Telephone ______ Fax ______ E-mail ______

☐ Additional Signature Addendum attached (C.A.R. Form ASA)

☐ **GUARANTEE:** In consideration of the execution of this Agreement by and between Landlord and Tenant and for valuable consideration, receipt of which is hereby acknowledged, the undersigned ("Guarantor") does hereby: **(i)** guarantee unconditionally to Landlord and Landlord's agents, successors and assigns, the prompt payment of Rent or other sums that become due pursuant to this Agreement, including any and all court costs and attorney fees included in enforcing the Agreement; **(ii)** consent to any changes, modifications or alterations of any term in this Agreement agreed to by Landlord and Tenant; and **(iii)** waive any right to require Landlord and/or Landlord's agents to proceed against Tenant for any default occurring under this Agreement before seeking to enforce this Guarantee.

Guarantor (Print Name) ______

Guarantor ______ Date ______

Address ______ City ______ State ______ Zip ______

Telephone ______ Fax ______ E-mail ______

50. Landlord (owner or ☐ agent for owner) agrees to rent the Premises on the above terms and conditions.

☒ One or more Landlords is signing this Agreement in a representative capacity and not for him/herself as an individual. See attached Representative Capacity Signature Disclosure (For Landlord Representative) (C.A.R. Form RCSD-LL) for additional terms.

Landlord DocuSigned by: Payam Saadat Date 9/9/2020 Landlord ______ Date ______

9145 St Ives LLC

Address ______

Telephone ______ Fax ______ E-mail ______

REAL ESTATE BROKERS:

A. Real estate brokers who are not also Landlord under this Agreement are not parties to the Agreement between Landlord and Tenant.

B. Agency relationships are confirmed in paragraph 40.

C. COOPERATING BROKER COMPENSATION: Listing Broker agrees to pay Cooperating Broker (Leasing Firm) and Cooperating Broker agrees to accept: **(i)** the amount specified in the MLS, provided Cooperating Broker is a Participant of the MLS in which the Property is offered for sale or lease or a reciprocal MLS; or **(ii)** ☐ (if checked) the amount specified in a separate written agreement between Listing Broker and Cooperating Broker.

Real Estate Broker (Leasing Firm) *Coldwell Banker Realty* DRE Lic. # *00616212*

By (Agent) DocuSigned by: Vangelis Korasidis *Vangelis Korasidis* DRE Lic. # *01222626* Date 9/9/2020

Address *301 N Canon Dr* City *Beverly Hills* State *CA* Zip *90210-4722*

Telephone *(310)247-1500* Fax ______ E-mail *ColdwellBankerBeverlyHills@yahoo.com*

Real Estate Broker (Listing Firm) *Coldwell Banker Realty* DRE Lic. # *00616212*

By (Agent) DocuSigned by: Vangelis Korasidis *Vangelis Korasidis* DRE Lic. # *01222626* Date 9/9/2020

Address *301 N Canon Dr* City *Beverly Hills* State *CA* Zip *90210-4722*

Telephone *(310)247-1500* Fax ______ E-mail *ColdwellBankerBeverlyHills@yahoo.com*

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

COLDWELL BANKER REALTY

BED BUG DISCLOSURE

(C.A.R. Form BBD, Revised 12/18)
(California Civil Code §1954.603)

The following terms and conditions are hereby incorporated in and made a part of the: Residential Lease or Month-to-Month Rental Agreement, ("Agreement"), dated *September 4, 2020*, on property known as *9145 St Ives Dr, Los Angeles, CA 90069-1706*,
in which *Amir Ben-Yohanan* is referred to as ("Tenant")
and *9145 St Ives LLC* is referred to as ("Landlord").

INFORMATION ABOUT BED BUGS:

1. Bed Bug Appearance: Bed bugs have six legs. Adult bed bugs have flat bodies about 1/4 of an inch in length. Their color can vary from red and brown to copper colored. Young bed bugs are very small. Their bodies are about 1/16 of an inch in length. They have almost no color. When a bed bug feeds, its body swells, may lengthen, and becomes bright red, sometimes making it appear to be a different insect. Bed bugs do not fly. They can either crawl or be carried from place to place on objects, people, or animals. Bed bugs can be hard to find and identify because they are tiny and try to stay hidden.
2. Life Cycle and Reproduction: An average bed bug lives for about 10 months. Female bed bugs lay one to five eggs per day. Bed bugs grow to full adulthood in about 21 days.
3. Bed bugs can survive for months without feeding.
4. Bed Bug Bites: Because bed bugs usually feed at night, most people are bitten in their sleep and do not realize they were bitten. A person's reaction to insect bites is an immune response and so varies from person to person. Sometimes the red welts caused by the bites will not be noticed until many days after a person was bitten, if at all.
5. Common signs and symptoms of a possible bed bug infestation:
   - Small red to reddish brown fecal spots on mattresses, box springs, bed frames, mattresses, linens, upholstery, or walls.
   - Molted bed bug skins, white, sticky eggs, or empty eggshells.
   - Very heavily infested areas may have a characteristically sweet odor.
   - Red, itchy bite marks, especially on the legs, arms, and other body parts exposed while sleeping. However, some people do not show bed bug lesions on their bodies even though bed bugs may have fed on them.
6. For more information, see the Internet Web sites of the United States Environmental Protection Agency and the National Pest Management Association.
7. **Tenant shall report suspected infestations by bed bugs to the Landlord or Property Manager** at the mailing, or email address or phone number provided in the Agreement and cooperate with any inspection for and treatment of bed bugs.
8. Landlord will notify tenants of any units inspected by a pest control operator of the findings by such an operator within 2 business days of the receipt of the findings. All Tenants will be notified of confirmed infestations within common areas.

Tenant agrees to release, indemnify, hold harmless and forever discharge Landlord and Landlord's employees, agents, successors and assigns from any and all claims, liabilities or causes of action of any kind that Tenant, members of Tenant's household or Tenant's guests or invitees may have at any time against Landlord or Landlord's agents resulting from the presence of bedbugs due to Tenant's failure to comply with this Bed Bug Disclosure.

The foregoing terms and conditions are hereby agreed to, and the undersigned acknowledge receipt of a copy of this document.

Date	9/9/2020	Date	9/9/2020
Tenant	DocuSigned by: Amir Ben-Yohanan *Amir Ben-Yohanan*	Landlord	DocuSigned by: Payam Saadat *9145 St Ives LLC*
Tenant		Landlord	

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

TENANT FLOOD HAZARD DISCLOSURE

(C.A.R. Form TFHD, Revised 12/18)

COLDWELL BANKER REALTY

The following terms and conditions are hereby incorporated in and made a part of the: Residential Lease or Month-to-Month Rental Agreement, ("Agreement"), ☐ Residential Lease After Sale, ☐ Other ______, dated *September 4, 2020*, on property known as *9145 St Ives Dr, Los Angeles, CA 90069-1706*, in which *Amir Ben-Yohanan* is referred to as ("Tenant") and *9145 St Ives LLC* is referred to as ("Landlord").

INFORMATION ABOUT FLOOD HAZARDS: Tenant is informed of the following:

1. The Property is not located in a special flood hazard area or an area of potential flooding.

OR

☐ The Property is located in a special flood hazard area or an area of potential flooding.
Property is deemed to be in a special flood hazard area or area of potentially flooding if any of the following scenarios apply:

A. The owner has actual knowledge of that fact.
B. The owner has received written notice from any public agency stating that the Property is located in a special flood hazard area or an area of potential flooding.
C. The Property is located in an area in which the owner's mortgage holder requires the owner to carry flood insurance.
D. The owner currently carries flood insurance.

2. The tenant may obtain information about hazards, including flood hazards, that may affect the Property from the Internet Web site of the Office of Emergency Services, My Hazards Tool (http://myhazards.caloes.ca.gov).

3. The owner's insurance does not cover the loss of the tenant's personal possessions and it is recommended that the tenant consider purchasing renter's insurance and flood insurance to insure his or her possessions from loss due to fire, flood, or other risk of loss.

4. The owner is not required to provide additional information concerning the flood hazards to the Property and that the information provided pursuant to this section (California Government Code section 8589.45) is deemed to inform the tenant.

The foregoing terms and conditions are hereby agreed to, and the undersigned acknowledge receipt of a copy of this document.

Date 9/9/2020

Tenant (DocuSigned by:) Amir Ben-Yohanan
Amir Ben-Yohanan

Tenant ______

Date 9/9/2020

Landlord (DocuSigned by:) Payam Saadat
9145 St Ives LLC

Landlord ______

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

WATER HEATER AND SMOKE DETECTOR STATEMENT OF COMPLIANCE
(C.A.R. Form WHSD, Revised 11/10)

COLDWELL BANKER REALTY

Property Address: *9145 St Ives Dr, Los Angeles, CA 90069-1706*

NOTE: A seller who is not required to provide one of the following statements of compliance is not necessarily exempt from the obligation to provide the other statement of compliance.

WATER HEATER STATEMENT OF COMPLIANCE

1. **STATE LAW:** California Law requires that all new and replacement water heaters and existing residential water heaters be braced, anchored or strapped to resist falling or horizontal displacement due to earthquake motion. "Water heater" means any standard water heater with a capacity of no more than 120 gallons for which a pre-engineered strapping kit is readily available. (Health and Safety Code §19211d). Although not specifically stated, the statute requiring a statement of compliance does not appear to apply to a properly installed and bolted tankless water heater for the following reasons: There is no tank that can overturn; Pre-engineered strapping kits for such devices are not readily available; and Bolting already exists that would help avoid displacement or breakage in the event of an earthquake.
2. **LOCAL REQUIREMENTS:** Some local ordinances impose more stringent water heater bracing, anchoring or strapping requirements than does California Law. Therefore, it is important to check with local city or county building and safety departments regarding the applicable water heater bracing, anchoring or strapping requirements for your property.
3. **TRANSFEROR'S WRITTEN STATEMENT:** California Health and Safety Code §19211 requires the seller of any real property containing a water heater to certify, in writing, that the seller is in compliance with California State Law. If the Property is a manufactured or mobile home, Seller shall also file a required Statement with the Department of Housing and Community Development.
4. **CERTIFICATION:** Seller represents that the Property, as of the Close Of Escrow, will be in compliance with Health and Safety Code §19211 by having the water heater(s) braced, anchored or strapped in place, in accordance with those requirements.

Seller Payam Saadat (Signature) — *9145 St Ives LLC* (Print Name) — Date 9/9/2020

Seller (Signature) — (Print Name) — Date

The undersigned hereby acknowledge(s) receipt of a copy of this document.

Buyer Amir Ben-Yohanan (Signature) — *Amir Ben-Yohanan* (Print Name) — Date 9/9/2020

Buyer (Signature) — (Print Name) — Date

SMOKE DETECTOR STATEMENT OF COMPLIANCE

1. **STATE LAW:** California Law requires that **(i)** every single-family dwelling and factory built housing unit sold on or after January 1, 1986, must have an operable smoke detector, approved and listed by the State Fire Marshal, installed in accordance with the State Fire Marshal's regulations (Health and Safety Code §13113.8) and **(ii)** all used manufactured or mobilehomes have an operable smoke detector in each sleeping room.
2. **LOCAL REQUIREMENTS:** Some local ordinances impose more stringent smoke detector requirements than does California Law. Therefore, it is important to check with local city or county building and safety departments regarding the applicable smoke detector requirements for your property.
3. **TRANSFEROR'S WRITTEN STATEMENT:** California Health and Safety Code §13113.8(b) requires every transferor of any real property containing a single-family dwelling, whether the transfer is made by sale, exchange, or real property sales contract (installment sales contract), to deliver to the transferee a written statement indicating that the transferor is in compliance with California State Law concerning smoke detectors. If the Property is a manufactured or mobile home, Seller shall also file a required Statement with the Department of Housing and Community Development (HCD).
4. **EXCEPTIONS:** Generally, a written statement of smoke detector compliance is not required for transactions for which the Seller is exempt from providing a transfer disclosure statement.
5. **CERTIFICATION:** Seller represents that the Property, as of the Close Of Escrow, will be in compliance with the law by having operable smoke detector(s) **(i)** approved and listed by the State Fire Marshal installed in accordance with the State Fire Marshal's regulations Health and Safety Code §13113.8 or **(ii)** in compliance with Manufactured Housing Construction and Safety Act (Health and Safety Code §18029.6) located in each sleeping room for used manufactured or mobilehomes as required by HCD and **(iii)** in accordance with applicable local ordinance(s).

Seller Payam Saadat (Signature) — *9145 St Ives LLC* (Print Name) — Date 9/9/2020

Seller (Signature) — (Print Name) — Date

The undersigned hereby acknowledge(s) receipt of a copy of this Water Heater and Smoke Detector Statement of Compliance.

Buyer Amir Ben-Yohanan (Signature) — *Amir Ben-Yohanan* (Print Name) — Date 9/9/2020

Buyer (Signature) — (Print Name) — Date

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the CALIFORNIA ASSOCIATION OF REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

DISCLOSURE REGARDING REAL ESTATE AGENCY RELATIONSHIP

(Buyer's Brokerage Firm to Buyer)
(As required by the Civil Code)
(C.A.R. Form AD, Revised 12/18)

COLDWELL BANKER REALTY

[X] (If checked) This form is being provided in connection with a transaction for a leasehold interest exceeding one year as per Civil Code section 2079.13(j), (k) and (l).

When you enter into a discussion with a real estate agent regarding a real estate transaction, you should from the outset understand what type of agency relationship or representation you wish to have with the agent in the transaction.

SELLER'S AGENT

A Seller's agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller's agent or a subagent of that agent has the following affirmative obligations:

To the Seller: A Fiduciary duty of utmost care, integrity, honesty and loyalty in dealings with the Seller.

To the Buyer and the Seller:

(a) Diligent exercise of reasonable skill and care in performance of the agent's duties.
(b) A duty of honest and fair dealing and good faith.
(c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties. An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.

BUYER'S AGENT

A Buyer's agent can, with a Buyer's consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations:

To the Buyer: A fiduciary duty of utmost care, integrity, honesty and loyalty in dealings with the Buyer.

To the Buyer and the Seller:

(a) Diligent exercise of reasonable skill and care in performance of the agent's duties.
(b) A duty of honest and fair dealing and good faith.
(c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties. An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.

AGENT REPRESENTING BOTH SELLER AND BUYER

A real estate agent, either acting directly or through one or more salespersons and broker associates, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer.

In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer:

(a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either the Seller or the Buyer.
(b) Other duties to the Seller and the Buyer as stated above in their respective sections.

In representing both Seller and Buyer, a dual agent may not, without the express permission of the respective party, disclose to the other party confidential information, including, but not limited to, facts relating to either the Buyer's or Seller's financial position, motivations, bargaining position, or other personal information that may impact price, including the Seller's willingness to accept a price less than the listing price or the Buyer's willingness to pay a price greater than the price offered.

SELLER AND BUYER RESPONSIBILITIES

Either the purchase agreement or a separate document will contain a confirmation of which agent is representing you and whether that agent is representing you exclusively in the transaction or acting as dual agent. Please pay attention to that confirmation to make sure it accurately reflects your understanding of your agent's role.

The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect his or her own interests. You should carefully read all agreements to assure that they adequately express your understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

If you are a Buyer, you have the duty to exercise reasonable care to protect yourself, including as to those facts about the property which are known to you or within your diligent attention and observation.

Both Sellers and Buyers should strongly consider obtaining tax advice from a competent professional because the federal and state tax consequences of a transaction can be complex and subject to change.

Throughout your real property transaction you may receive more than one disclosure form, depending upon the number of agents assisting in the transaction. The law requires each agent with whom you have more than a casual relationship to present you with this disclosure form. You should read its contents each time it is presented to you, considering the relationship between you and the real estate agent in your specific transaction. **This disclosure form includes the provisions of Sections 2079.13 to 2079.24, inclusive, of the Civil Code set forth on page 2. Read it carefully. I/WE ACKNOWLEDGE RECEIPT OF A COPY OF THIS DISCLOSURE AND THE PORTIONS OF THE CIVIL CODE PRINTED ON THE BACK (OR A SEPARATE PAGE).**

[ ] Buyer [ ] Seller [ ] Landlord [X] Tenant DocuSigned by: Amir Ben-Yohanan — Amir Ben-Yohanan Date 9/9/2020

[ ] Buyer [ ] Seller [ ] Landlord [ ] Tenant ______ Date ______

Agent *Coldwell Banker Realty* DRE Lic. # *00616212*
Real Estate Broker (Firm)

By DocuSigned by: Vangelis Korasidis C363BEDE51734C7 DRE Lic. # *01222626* Date 9/9/2020
(Salesperson or Broker-Associate, if any) *Vangelis Korasidis*

CIVIL CODE SECTIONS 2079.13 – 2079.24 (2079.16 APPEARS ON THE FRONT)

2079.13. As used in Sections 2079.7 and 2079.14 to 2079.24, inclusive, the following terms have the following meanings: **(a)** "Agent" means a person acting under provisions of Title 9 (commencing with Section 2295) in a real property transaction, and includes a person who is licensed as a real estate broker under Chapter 3 (commencing with Section 10130) of Part 1 of Division 4 of the Business and Professions Code, and under whose license a listing is executed or an offer to purchase is obtained. The agent in the real property transaction bears responsibility for that agent's salespersons or broker associates who perform as agents of the agent. When a salesperson or broker associate owes a duty to any principal, or to any buyer or seller who is not a principal, in a real property transaction, that duty is equivalent to the duty owed to that party by the broker for whom the salesperson or broker associate functions. **(b)** "Buyer" means a transferee in a real property transaction, and includes a person who executes an offer to purchase real property from a seller through an agent, or who seeks the services of an agent in more than a casual, transitory, or preliminary manner, with the object of entering into a real property transaction. "Buyer" includes vendee or lessee of real property. **(c)** "Commercial real property" means all real property in the state, except (1) single-family residential real property, (2) dwelling units made subject to Chapter 2 (commencing with Section 1940) of Title 5, (3) a mobilehome, as defined in Section 798.3, (4) vacant land, or (5) a recreational vehicle, as defined in Section 799.29. **(d)** "Dual agent" means an agent acting, either directly or through a salesperson or broker associate, as agent for both the seller and the buyer in a real property transaction. **(e)** "Listing agreement" means a written contract between a seller of real property and an agent, by which the agent has been authorized to sell the real property or to find or obtain a buyer, including rendering other services for which a real estate license is required to the seller pursuant to the terms of the agreement. **(f)** "Seller's agent" means a person who has obtained a listing of real property to act as an agent for compensation. **(g)** "Listing price" is the amount expressed in dollars specified in the listing for which the seller is willing to sell the real property through the seller's agent. **(h)** "Offering price" is the amount expressed in dollars specified in an offer to purchase for which the buyer is willing to buy the real property. **(i)** "Offer to purchase" means a written contract executed by a buyer acting through a buyer's agent that becomes the contract for the sale of the real property upon acceptance by the seller. **(j)** "Real property" means any estate specified by subdivision (1) or (2) of Section 761 in property, and includes (1) single-family residential property, (2) multiunit residential property with more than four dwelling units, (3) commercial real property, (4) vacant land, (5) a ground lease coupled with improvements, or (6) a manufactured home as defined in Section 18007 of the Health and Safety Code, or a mobilehome as defined in Section 18008 of the Health and Safety Code, when offered for sale or sold through an agent pursuant to the authority contained in Section 10131.6 of the Business and Professions Code. **(k)** "Real property transaction" means a transaction for the sale of real property in which an agent is retained by a buyer, seller, or both a buyer and seller to act in that transaction, and includes a listing or an offer to purchase. **(l)** "Sell," "sale," or "sold" refers to a transaction for the transfer of real property from the seller to the buyer and includes exchanges of real property between the seller and buyer, transactions for the creation of a real property sales contract within the meaning of Section 2985, and transactions for the creation of a leasehold exceeding one year's duration. **(m)** "Seller" means the transferor in a real property transaction and includes an owner who lists real property with an agent, whether or not a transfer results, or who receives an offer to purchase real property of which he or she is the owner from an agent on behalf of another. "Seller" includes both a vendor and a lessor of real property. **(n)** "Buyer's agent" means an agent who represents a buyer in a real property transaction.

2079.14. A seller's agent and buyer's agent shall provide the seller and buyer in a real property transaction with a copy of the disclosure form specified in Section 2079.16, and shall obtain a signed acknowledgment of receipt from that seller and buyer, except as provided in Section 2079.15, as follows: **(a)** The seller's agent, if any, shall provide the disclosure form to the seller prior to entering into the listing agreement. **(b)** The buyer's agent shall provide the disclosure form to the buyer as soon as practicable prior to execution of the buyer's offer to purchase. If the offer to purchase is not prepared by the buyer's agent, the buyer's agent shall present the disclosure form to the buyer not later than the next business day after receiving the offer to purchase from the buyer.

2079.15. In any circumstance in which the seller or buyer refuses to sign an acknowledgment of receipt pursuant to Section 2079.14, the agent shall set forth, sign, and date a written declaration of the facts of the refusal.

2079.16 Reproduced on Page 1 of this AD form.

2079.17(a) As soon as practicable, the buyer's agent shall disclose to the buyer and seller whether the agent is acting in the real property transaction as the buyer's agent, or as a dual agent representing both the buyer and the seller. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller, the buyer, and the buyer's agent prior to or coincident with execution of that contract by the buyer and the seller, respectively. **(b)** As soon as practicable, the seller's agent shall disclose to the seller whether the seller's agent is acting in the real property transaction as the seller's agent, or as a dual agent representing both the buyer and seller. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller and the seller's agent prior to or coincident with the execution of that contract by the seller.

CONFIRMATION: The following agency relationships are confirmed for this transaction:

Seller's Brokerage Firm DO NOT COMPLETE. SAMPLE ONLY License Number ______

Is the broker of (check one): ☐ the seller; or ☐ both the buyer and seller. (dual agent)

Seller's Agent DO NOT COMPLETE. SAMPLE ONLY License Number ______

Is (check one): ☐ the Seller's Agent. (salesperson or broker associate) ☐ both the Buyer's and Seller's Agent. (dual agent)

Buyer's Brokerage Firm DO NOT COMPLETE. SAMPLE ONLY License Number ______

Is the broker of (check one): ☐ the buyer; or ☐ both the buyer and seller. (dual agent)

Buyer's Agent DO NOT COMPLETE. SAMPLE ONLY License Number ______

Is (check one): ☐ the Buyer's Agent. (salesperson or broker associate) ☐ both the Buyer's and Seller's Agent. (dual agent)

(d) The disclosures and confirmation required by this section shall be in addition to the disclosure required by Section 2079.14. An agent's duty to provide disclosure and confirmation of representation in this section may be performed by a real estate salesperson or broker associate affiliated with that broker.

2079.18 (Repealed pursuant to AB-1289)

2079.19 The payment of compensation or the obligation to pay compensation to an agent by the seller or buyer is not necessarily determinative of a particular agency relationship between an agent and the seller or buyer. A listing agent and a selling agent may agree to share any compensation or commission paid, or any right to any compensation or commission for which an obligation arises as the result of a real estate transaction, and the terms of any such agreement shall not necessarily be determinative of a particular relationship.

2079.20 Nothing in this article prevents an agent from selecting, as a condition of the agent's employment, a specific form of agency relationship not specifically prohibited by this article if the requirements of Section 2079.14 and Section 2079.17 are complied with.

2079.21 (a) A dual agent may not, without the express permission of the seller, disclose to the buyer any confidential information obtained from the seller. **(b)** A dual agent may not, without the express permission of the buyer, disclose to the seller any confidential information obtained from the buyer. **(c)** "Confidential information" means facts relating to the client's financial position, motivations, bargaining position, or other personal information that may impact price, such as the seller is willing to accept a price less than the listing price or the buyer is willing to pay a price greater than the price offered. **(d)** This section does not alter in any way the duty or responsibility of a dual agent to any principal with respect to confidential information other than price.

2079.22 Nothing in this article precludes a seller's agent from also being a buyer's agent. If a seller or buyer in a transaction chooses to not be represented by an agent, that does not, of itself, make that agent a dual agent.

2079.23 A contract between the principal and agent may be modified or altered to change the agency relationship at any time before the performance of the act which is the object of the agency with the written consent of the parties to the agency relationship.

2079.24 Nothing in this article shall be construed to either diminish the duty of disclosure owed buyers and sellers by agents and their associate licensees, subagents, and employees or to relieve agents and their associate licensees, subagents, and employees from liability for their conduct in connection with acts governed by this article or for any breach of a fiduciary duty or a duty of disclosure.

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

RESIDENTIAL BROKERAGE

MOLD DISCLOSURE AND AGREEMENT

For the property located at *9145 St Ives Dr Los Angeles, CA 90069-1706* .

MOLD DISCLOSURE. There has been a great deal of publicity regarding the existence of mold (fungus) in homes, apartments and commercial buildings. Some people believe that certain types of mold may result in adverse health effects. Not all molds are detectable by a visual inspection by a Broker or even a professional whole house inspector. It is also possible that the property could have a hidden mold problem of which the Seller/Lessor is not aware. The only way to provide a reasonable assurance that the property does not have a mold or other health hazard problem is to retain the services of an environmental expert who will conduct tests. Normally, these tests will consist of an interior and exterior examination for airborne spores and a carpet test but other procedures may be necessary. Any mold should be professionally evaluated. Broker advises that every Buyer/Lessee should have a mold test performed by an environmental professional as either a separate test or an add-on to their whole house inspection. This is especially necessary if any of the inspection reports or disclosure documents indicate that there is evidence of past or present moisture, standing water or water intrusion at the property since most mold thrives on moisture. Broker further advises that every Buyer/Lessee should have a water intrusion test performed by a qualified professional as either a separate test or as an add-on to their whole house inspection. Only a trained professional is qualified to perform a water intrusion test because the existence and cause of water intrusion are often difficult to detect. All inspections, including those to detect mold and water intrusion, should be completed within the inspection period established in the purchase contract. Any waiver or failure on the part of a Buyer/Lessee to complete and obtain all appropriate tests, including those for mold and water intrusion, is against the advice of Broker. Broker has not and cannot verify whether or not there is any health hazard at the property

By signing this Disclosure and Agreement, you agree that Broker shall have no further responsibility for protecting you against the possibility of mold contamination in the property or any resulting injury. Nothing any sales agent may say to you can change this Agreement or the advice contained above.

Accepted and Agreed:

DocuSigned by:
Amir Ben-Yohanan
D39B6B264B9B407...

Buyer/Lessee	Date 9/9/2020	Buyer/Lessee	Date

Amir Ben-Yohanan

OFFICE USE ONLY
Reviewed by Broker or Designee ____________ Date ________

CALIFORNIA ASSOCIATION OF REALTORS®

PARKING AND STORAGE DISCLOSURE

(C.A.R. Form PSD, Revised 12/17)

COLDWELL BANKER REALTY

This disclosure is made in connection with the Purchase Agreement or [X] other *Residental Lease / Month-to-Month* ("Agreement"), dated *09/04/2020*, on property known as *9145 St Ives Dr* ("Property") between *Amir Ben-Yohanan* ("Buyer/Tenant") and *9145 St Ives LLC* ("Seller/Landlord")

If applicable, [ ] Seller has been using parking space # ________ [ ] Parking is **not** included with the Property.
If applicable, [ ] Seller has been using storage space # ________ [ ] Separate storage is **not** included with the Property.
This is a disclosure only. Right to parking or storage, if any, is determined by the Agreement, and if Property is in a planned development or covered by a Home Owner Association, the governing documents.

1. Buyer/Tenant is advised to personally inspect the actual size, shape, numbering, location, and accessibility of the actual parking space(s) or storage area(s). As vehicle sizes and shapes vary greatly, the actual size, shape, numbering, location, and accessibility of the actual parking space(s) may not accommodate Buyer's/Tenant's needs. Seller/Landlord and Broker(s) do not warrant that such space(s) or storage areas are suitable for their intended use or meet any minimum requirements.

2. If the Property is located in a multi-unit building or any other planned development, the governing documents for the Property, such as the deed, the condominium map/plan, the covenants, conditions and restrictions, tenancy-in-common agreement, or equivalent document, should contain a description and drawing of all assigned parking and storage spaces. However, the size, shape, numbering, location and accessibility of the designated parking and storage area(s) shown within the governing documents are not always accurate, even if drawn by a licensed surveyor. There may be differences between the descriptions in the governing documents and the actual size, shape, numbering, location and accessibility of the parking spaces and storage areas and between what is assigned and what is being used.

3. Seller/Landlord further discloses the following: ________

Seller/Landlord DocuSigned by: Payam Saadat A33098DA4659495 *9145 St Ives LLC* Date: 9/9/2020
Seller/Landlord ________ Date: ________

4. Buyer/Tenant acknowledges that Buyer/Tenant has:

- Reviewed the governing documents and ensured the parking space(s) or storage area(s) are accurately identified;
- Read all disclosures relating to the parking space(s) or storage area(s) provided by Seller/Landlord;
- Personally inspected the size, shape, numbering, location, and accessibility of the actual parking space(s) and storage area(s);
- Determined that the parking spaces(s) or storage area(s) are suitable for Buyer's/Tenant's intended use(s). If it is a parking space, Buyer/Tenant has inspected the parking space to ensure that it can accommodate the vehicle(s) that Buyer/Tenant intends to park in the parking space;
- Ensured that the governing documents provide for rights of passage to and from the parking space and storage space, if Buyer/Tenant must pass through another owner's assigned space(s) in order to access Buyer's/Tenant's parking space(s) or storage area(s); and
- Has found no discrepancy between the parking space(s) or storage area(s) as shown in the governing documents and the respective actual size, shape, numbering, location, and accessibility or, if Buyer/Tenant has found such a discrepancy, Buyer/Tenant acknowledges that such discrepancy is not material to this purchase or lease.

By signing below, Buyer acknowledges Buyer has received, read, and understands this Parking and Storage Disclosure form.

Date 9/9/2020 Date ________

BUYER/TENANT DocuSigned by: Amir Ben-Yohanan D38B8264B98407 BUYER/TENANT ________
Amir Ben-Yohanan

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

LEASE/RENTAL MOLD AND VENTILATION ADDENDUM

(C.A.R. Form LRM, Revised 6/16)

COLDWELL BANKER REALTY

The following terms and conditions are hereby incorporated in and made a part of the [X] Residential Lease or Month-to-Month Rental Agreement, [ ] Other ______, dated *09/04/2020*, on property located at (Street Address) *9145 St Ives Dr* (Unit/Apartment) ______ (City) *Los Angeles* (State) *CA* (Zip Code) *90069-1706* ("Premises"), in which *Amir Ben-Yohanan* is referred to as "Tenant" and *9145 St Ives LLC* is referred to as "Landlord" (the term "Landlord" includes Owner and agent).

MOLD AND VENTILATION NOTIFICATION AND AGREEMENT: Except as may be noted at the time of Tenant's move in inspection, Tenant agrees that the Premises is being delivered free of known damp or wet building materials ("mold") or mildew contamination. (If checked, [ ] the Premises was previously treated for elevated levels of mold that were detected.) Tenant acknowledges and agrees that (i) mold can grow if the Premises is not properly maintained; (ii) moisture may accumulate inside the Premises if it is not regularly aired out, especially in coastal communities; (iii) if moisture is allowed to accumulate, it can lead to the growth of mold, and (iv) mold may grow even in a small amount of moisture. Tenant further acknowledges and agrees that Tenant has a responsibility to maintain the Premises in order to inhibit mold growth and that Tenant's agreement to do so is part of Tenant's material consideration in Landlord's agreement to rent the Premises to Tenant. Accordingly, Tenant agrees to:

1. Maintain the Premises free of dirt, debris and moisture that can harbor mold;
2. Clean any mildew or mold that appears with an appropriate cleaner designed to kill mold;
3. Clean and dry any visible moisture on windows, walls and other surfaces, including personal property as quickly as possible;
4. Use reasonable care to close all windows and other openings in the Premises to prevent water from entering the Premises;
5. Use exhaust fans, if any, in the bathroom(s) and kitchen while using those facilities and notify Landlord of any inoperative exhaust fans;
6. Immediately notify Landlord of any water intrusion, including but not limited to, roof or plumbing leaks, drips or "sweating pipes";
7. Immediately notify Landlord of overflows from bathroom, kitchen or laundry facilities;
8. Immediately notify Landlord of any significant mold growth on surfaces in the Premises;
9. Allow Landlord, with appropriate notice, to enter the Premises to make inspections regarding mold and ventilation; and
10. Release, indemnify, hold harmless and forever discharge Landlord and Landlord's employees, agents, successors and assigns from any and all claims, liabilities or causes of action of any kind that Tenant, members of Tenant's household or Tenant's guests or invitees may have at any time against Landlord or Landlord's agents resulting from the presence of mold due to Tenant's failure to comply with this Lease/Rental Mold and Ventilation Addendum.

DocuSigned by:

Tenant (Signature) Amir Ben-Yohanan D38B68264B9B407... Date 9/9/2020

Tenant (Print name) *Amir Ben-Yohanan*

Tenant (Signature) ______ Date ______

Tenant (Print name) ______

DocuSigned by:

Landlord (Signature) Payam Saadat A33098DA4859495... Date 9/9/2020

Landlord (Print name) *9145 St Ives LLC*

Landlord (Signature) ______ Date ______

Landlord (Print name) ______

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

EQUAL HOUSING OPPORTUNITY

CALIFORNIA ASSOCIATION OF REALTORS®

LEASE/RENTAL COMMISSION AGREEMENT

(C.A.R. Form LCA, Revised 6/18)

COLDWELL BANKER REALTY

COMPENSATION:

Notice: The amount or rate of real estate commissions is not fixed by law. They are set by each broker individually and may be negotiable between the Landlord/Tenant and Broker.

For services in arranging the lease or month-to-month rental agreement dated *September 4, 2020*, between *9145 St Ives LLC*, ("Landlord"), and *Amir Ben-Yohanan*, ("Tenant") on property known as *9145 St Ives Dr, Los Angeles, CA 90069-1706*.
☒ Landlord ☐ Tenant agrees to pay *Coldwell Banker Realty*, ("Broker"), compensation equal to *5%*.

1. Broker may retain said compensation, due from Landlord, from any first monies (advance rentals and security deposits) collected by Broker from Tenant or have Tenant write a separate check for such amount.
2. If the Lease or Rental Agreement is extended or renewed, or Tenant, with Landlord's consent, holds over in possession beyond the initial period (collectively, "Extension Period"), I agree to pay to Broker additional compensation equal to *5%*, within 5 days of the commencement of each such Extension Period.
3. If the Tenant directly or indirectly acquires, or enters into an agreement to acquire, title to the Property or any part of it, whether by sale, exchange, or otherwise, during the term of the tenancy or any Extension Period, I agree to pay to Broker compensation equal to *5.000* percent of the selling price or total consideration in said transfer, whichever is greater. Said sum shall be payable upon close of escrow, or if there is no escrow then upon Tenant's direct or indirect acquisition of any legal or equitable interest in the Property.

If there is more than one Landlord/Tenant, by my signature below I agree and represent that I am authorized to obligate all of them and that the other Landlord(s)/Tenant(s) and I shall be jointly and individually responsible for payment of the sums due as described above.

The undersigned Landlord/Tenant has read and acknowledges receipt of a copy of this Agreement and agrees to pay compensation as stated above. Date *09/04/2020*.

☒ Landlord/ ☐ Tenant: DocuSigned by: Payam Saadat A33098DA4659495... *9145 St Ives LLC* (Date) 9/9/2020
☐ Landlord/ ☐ Tenant: ______ (Date) ______
☐ Landlord/ ☐ Tenant: ______ (Date) ______
☐ Landlord/ ☐ Tenant: ______ (Date) ______

Real Estate Broker agrees to the foregoing.

Broker *Coldwell Banker Realty* DRE Lic. # *00616212*
By Vangelis Korasidis *Vangelis Korasidis* DRE Lic. # *01222626* Date 9/9/2020
By Vangelis Korasidis *Vangelis Korasidis* DRE Lic. # *01222626* Date 9/9/2020
Address *301 N Canon Dr* City *Beverly Hills* State *CA* Zip *90210-4722*
Telephone *(310)247-1500* Fax ______ E-mail *ColdwellBankerBeverlyHills@yahoo.com*

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

CARBON MONOXIDE DETECTOR NOTICE

(C.A.R. Form CMD, 4/12)

COLDWELL BANKER REALTY

Property Address: *9145 St Ives Dr, Los Angeles, CA 90069-1706*

1. **INSTALLATION OF CARBON MONOXIDE DETECTORS:**
   - **A. Requirements:** California law (Health and Safety Code sections 13260 to 13263 and 17296 to 17296.2) requires that as of July 1, 2011, all existing single-family dwellings have carbon monoxide detectors installed and that all other types of dwelling units intended for human occupancy have carbon monoxide detectors installed on or before January 1, 2013. The January 1, 2013 requirement applies to a duplex, lodging house, dormitory, hotel, condominium, time-share and apartment, among others.
   - **B. Exceptions:** The law does not apply to a dwelling unit which does not have any of the following: a fossil fuel burning heater or appliance, a fireplace, or an attached garage. The law does not apply to dwelling units owned or leased by the State of California, the Regents of the University of California or local government agencies. Aside from these three owner types, there are **no other owner exemptions** from the installation requirement; it applies to all owners of dwellings, be they individual banks, corporations, or other entities. There is no exemption for REO properties.
2. **DISCLOSURE OF CARBON MONOXIDE DETECTORS:** The Health and Safety Code does not require a disclosure regarding the existence of carbon monoxide detectors in a dwelling. However, a seller of residential 1-4 property who is required to complete a Real Estate Transfer Disclosure Statement, (C.A.R. Form TDS) or a Manufactured Home and Mobile home Transfer Disclosure Statement (C.A.R. Form MHTDS) must use section II A of that form to disclose whether or not the dwelling unit has a carbon monoxide detector.
3. **COMPLIANCE WITH INSTALLATION REQUIREMENT:** State building code requires at a minimum, placement of carbon monoxide detectors in applicable properties outside of each sleeping area, and on each floor in a multi-level dwelling but additional or different requirements may apply depending on local building standards and manufacturer instructions. An owner who fails to install a carbon monoxide detector when required by law and continues to fail to install the detector after being given notice by a governmental agency could be liable for a fine of up to $200 for each violation. A transfer of a property where a seller, as an owner, has not installed carbon monoxide detectors, when required to do so by law, will not be invalidated, but the seller/owner could be subject to damages of up to $100, plus court costs and attorney fees. Buyer and Seller are each advised to consult with their own home inspector, contractor or building department to determine the exact location for installation of carbon monoxide detectors. Buyer is advised to consult with a professional of Buyer's choosing to determine whether the property has carbon monoxide detector(s) installed as required by law, and if not to discuss with their counsel the potential consequences.
4. **LOCAL REQUIREMENTS:** Some localities maintain their own retrofit or point of sale requirements which may include the requirement that a carbon monoxide detector be installed prior to a transfer of property. Therefore, it is important to check the local city or county building and safety departments regarding point of sale or retrofit requirements when transferring property.

The undersigned hereby acknowledge(s) receipt of a copy of this Carbon Monoxide Detector Notice.

Seller/Landlord	DocuSigned by: Payam Saadat (Signature)	*9145 St Ives LLC* (Print Name)	**Date** 9/9/2020
Seller/Landlord	(Signature)	(Print Name)	**Date**
Buyer/Tenant	DocuSigned by: Amir Ben-Yohanan (Signature)	*Amir Ben-Yohanan* (Print Name)	**Date** 9/9/2020
Buyer/Tenant	(Signature)	(Print Name)	**Date**

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

WIRE FRAUD AND ELECTRONIC FUNDS TRANSFER ADVISORY

(C.A.R. Form WFA, Revised 12/17)

COLDWELL BANKER REALTY

Property Address: 9145 St Ives Dr, Los Angeles, CA 90069-1706 ("Property").

WIRE FRAUD AND ELECTRONIC FUNDS TRANSFERS ADVISORY:

The ability to communicate and conduct business electronically is a convenience and reality in nearly all parts of our lives. At the same time, it has provided hackers and scammers new opportunities for their criminal activity. Many businesses have been victimized and the real estate business is no exception.

While wiring or electronically transferring funds is a welcome convenience, we all need to exercise extreme caution. Emails attempting to induce fraudulent wire transfers have been received and have appeared to be legitimate. Reports indicate that some hackers have been able to intercept emailed transfer instructions, obtain account information and, by altering some of the data, redirect the funds to a different account. It also appears that some hackers were able to provide false phone numbers for verifying the wiring or funds transfer instructions. In those cases, the victim called the number provided to confirm the instructions, and then unwittingly authorized a transfer to somewhere or someone other than the intended recipient.

ACCORDINGLY, YOU ARE ADVISED:

1. **Obtain phone numbers and account numbers only from Escrow Officers, Property Managers, or Landlords at the beginning of the transaction.**
2. **DO NOT EVER WIRE OR ELECTRONICALLY TRANSFER FUNDS PRIOR TO CALLING TO CONFIRM THE TRANSFER INSTRUCTIONS. ONLY USE A PHONE NUMBER YOU WERE PROVIDED PREVIOUSLY. Do not use any different phone number or account number included in any emailed transfer instructions.**
3. **Orally confirm the transfer instruction is legitimate and confirm the bank routing number, account numbers and other codes before taking steps to transfer the funds.**
4. **Avoid sending personal information in emails or texts. Provide such information in person or over the telephone directly to the Escrow Officer, Property Manager, or Landlord.**
5. **Take steps to secure the system you are using with your email account. These steps include creating strong passwords, using secure WiFi, and not using free services.**

If you believe you have received questionable or suspicious wire or funds transfer instructions, immediately notify your bank, and the other party, and the Escrow Office, Landlord, or Property Manager. The sources below, as well as others, can also provide information:

Federal Bureau of Investigation: https://www.fbi.gov/; the FBI's IC3 at www.ic3.gov; or 310-477-6565

National White Collar Crime Center: http://www.nw3c.org/

On Guard Online: https://www.onguardonline.gov/

NOTE: There are existing alternatives to electronic and wired fund transfers such as cashier's checks. By signing below, the undersigned acknowledge that each has read, understands and has received a copy of this Wire Fraud and Electronic Funds Transfer Advisory.

Buyer/Tenant DocuSigned by: Amir Ben-Yohanan D38B8826AB98407 Amir Ben-Yohanan Date 9/9/2020

Buyer/Tenant ______ Date ______

Seller/Landlord DocuSigned by: Payam Saadat A33098DA4659495 9145 St Ives LLC Date 9/9/2020

Seller/Landlord ______ Date ______

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

EQUAL HOUSING OPPORTUNITY

CALIFORNIA ASSOCIATION OF REALTORS®

REPRESENTATIVE CAPACITY SIGNATURE DISCLOSURE (FOR LANDLORD REPRESENTATIVES)

(C.A.R. Form RCSD-LL, Revised 6/19)

This form is not an assignment. It should not be used to add new parties after a contract has been formed. The purpose of this form is to identify who the principal is in the transaction and who has authority to sign documents on behalf of the principal.

This is a disclosure to the Lease, or Lease Listing Agreement, or Property Management Agreement or Other Agreement, as specified below in which *9145 St Ives LLC* is identified as "Landlord".

If a trust, identify Landlord as the trustee(s) of the trust or by simplified trust name (ex. John Doe, co-trustee, Jane Doe, co-trustee or Doe Revocable Family Trust 3.) Full name of trust should be identified in 1A below. If power of attorney, insert principal's name as Landlord.

1. A. ☐ **TRUST:** (1) The Property is held in trust pursuant to a trust document, titled (full name of trust): ____________

(2) The person(s) signing below is/are Sole/Co/Successor Trustee(s) of the Trust.

B. ☒ **ENTITY:** Landlord is a ☐ Corporation, ☒ Limited Liability Company, ☐ Partnership ☐ Other: ____________ which has authorized the officer(s), managing member(s), partner(s) or person(s) signing below to act on its behalf. An authorizing resolution of the applicable body of the entity described above ☐ is ☒ is not attached.

C. ☐ **POWER OF ATTORNEY:** Landlord ("Principal") has authorized the person(s) signing below ("Attorney-In-Fact", "Power of Attorney" or "POA") to act on his/her behalf pursuant to a General Power of Attorney (☐ Specific Power of Attorney for the Property), dated ____________. **This form is not a Power of Attorney. A Power of Attorney must have already been executed before this form is used.**

D. ☐ **ESTATE:** (1) Landlord is an ☐ estate, ☐ conservatorship, or ☐ guardianship identified by Superior Court Case name as ____________, Case # ____________.

(2) The person(s) signing below is/are court approved representatives (whether designated as Sole or Co-Executor, Administrator, Conservator, Guardian) of the entity described in paragraph 1D(1).

2. Landlord's Representative represents that the trust, power of attorney or entity for which that Party is acting already exists.

Landlord:

DocuSigned by:

By Payam Saadat Date: 9/9/2020

A33098DA4059496...

(Sign Name of Trustee, Officer, Managing Member, Partner, Attorney-in-Fact or Administrator/Executor)

(Print Representative Name) ***Payam Saadat*** Title: ***Manager***

By ____________ Date: ____________

(Sign Name of Trustee, Officer, Managing Member, Partner, Attorney-in-Fact or Administrator/Executor)

(Print Representative Name) ____________ Title: ____________

Acknowledgement of Receipt by Other Party

AT TIME OF LEASE OR MONTH-TO-MONTH RENTAL

Landlord and ***Amir Ben-Yohanan*** ("Tenant") are parties to a Lease or Month-to-Month Rental Agreement dated ____________ for property known as **9145 St Ives Dr, Los Angeles, CA 90069-1706**.

DocuSigned by:

Tenant Amir Ben-Yohanan Date 9/9/2020

D38B68264B9B407...

Amir Ben-Yohanan

Tenant ____________ Date ____________

AT TIME OF LEASE LISTING

Landlord and ***Coldwell Banker Realty*** ("Landlord's Broker") are parties to a Lease Listing Agreement dated ***January 9, 2020*** for property known as ***9145 St Ives Dr, Los Angeles, CA 90069-1706***.

Real Estate Broker ***Coldwell Banker Realty***

By Vangelis Korasidis (DocuSigned by: C363BEDE51734C7...) Date 9/9/2020

Vangelis Korasidis

AT TIME OF PROPERTY MANAGEMENT AGREEMENT

Landlord and ***Coldwell Banker Realty*** ("Landlord's Broker") are parties to a Property Management Agreement dated ________ for property known as **9145 St Ives Dr, Los Angeles, CA 90069-1706**.

Real Estate Broker ***Coldwell Banker Realty***

By ________ Date ________

Vangelis Korasidis

AT TIME OF OTHER AGREEMENT

Landlord and ________ ("Other Party") are parties to an ________ Agreement dated ________, if applicable, for property known as ***9145 St Ives Dr, Los Angeles, CA 90069-1706***.

Other Party ________

By ________ Date ________

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

WATER-CONSERVING PLUMBING FIXTURES AND CARBON MONOXIDE DETECTOR NOTICE

(C.A.R. Form WCMD, 12/16)

Property Address: *9145 St Ives Dr, Los Angeles, CA 90069-1706*

1. WATER-CONSERVING PLUMBING FIXTURES

A. INSTALLATION:

(1) Requirements: (a) Single-Family Properties. California law (Civil Code §1101.4) requires all single-family residences built on or before January 1, 1994 to be equipped with water-conserving plumbing fixtures after January 1, 2017. **(b)** Multifamily and Commercial Properties. Civil Code §1101.5 requires all multifamily residential and commercial properties built on or before January 1, 1994 to be equipped with water-conserving plumbing fixtures after January 1, 2019. Additionally, on and after January 1, 2014, a multifamily residential and commercial property built on or before January 1, 1994 that is altered or improved is required to be equipped with water-conserving plumbing fixtures as a condition of final approval if the alteration or improvement increases floor area space by more than 10 percent, or has a cost greater than $150,000, or for any room in a building which requires a building permit.

(2) Exceptions: These requirements do not apply to (i) registered historical sites, (ii) real property for which a licensed plumber certified that, due to the age or configuration of the property or its plumbing, installation of water-conserving plumbing fixtures is not technically feasible, or (iii) a building for which water service is permanently disconnected. Additionally, there is a one-year exemption for any building slated for demolition, and any city or county that has adopted a retrofit requirement prior to 2009 is itself exempt. (Civil Code §§1101.6, 1101.7, and 1101.9.)

B. Disclosure of Water-Conserving Plumbing Fixtures: Although the installation of water-conserving plumbing fixtures is not a point of sale requirement, California Civil Code §§1101.4 (single family properties beginning 2017) and 1101.5 (multifamily and commercial properties beginning 2019) require the seller to disclose to the buyer the requirements concerning water-conserving plumbing fixtures and whether the property contains any noncompliant water fixtures.

C. Noncompliant Water Fixtures: Noncompliant water fixtures are any of the following: (i) any toilet manufactured to use more than 1.6 gallons of water per flush, (ii) any urinal manufactured to use more than one gallon of water per flush, (iii) any showerhead manufactured to have a flow capacity of more than 2.5 gallons of water per minute, (iv) any interior faucet that emits more than 2.2 gallons of water per minute. (Civil Code §1101.3.) Buyer and Seller are each advised to consult with their own home inspector or contractor to determine if any water fixture is noncompliant.

2. CARBON MONOXIDE DETECTORS:

A. INSTALLATION:

(1). Requirements: California law (Health and Safety Code §§13260 to 13263 and 17296 to 17296.2) requires that as of July 1, 2011, all existing single-family dwellings have carbon monoxide detectors installed and that all other types of dwelling units intended for human occupancy have carbon monoxide detectors installed on or before January 1, 2013. The January 1, 2013 requirement applies to a duplex, lodging house, dormitory, hotel, condominium, time-share and apartment, among others.

(2). Exceptions: The law does not apply to a dwelling unit which does not have any of the following: a fossil fuel burning heater or appliance, a fireplace, or an attached garage. The law does not apply to dwelling units owned or leased by the State of California, the Regents of the University of California or local government agencies. Aside from these three owner types, there are **no other owner exemptions** from the installation requirement; it applies to all owners of dwellings, be they individual banks, corporations, or other entities. There is no exemption for REO properties.

B. DISCLOSURE OF CARBON MONOXIDE DETECTORS: The Health and Safety Code does not require a disclosure regarding the existence of carbon monoxide detectors in a dwelling. However, a seller of residential 1-4 property who is required to complete a Real Estate Transfer Disclosure Statement, (C.A.R. Form TDS) or a Manufactured Home and Mobile home Transfer Disclosure Statement (C.A.R. Form MHTDS) must use section II A of that form to disclose whether or not the dwelling unit has a carbon monoxide detector.

Buyer/Tenant Initials (AB) ( ) Seller/Landlord Initials (PS) ( )

Property Address: *9145 St Ives Dr, Los Angeles, CA 90069-1706*

C. COMPLIANCE WITH INSTALLATION REQUIREMENT: State building code requires at a minimum, placement of carbon monoxide detectors in applicable properties outside of each sleeping area, and on each floor in a multi-level dwelling but additional or different requirements may apply depending on local building standards and manufacturer instructions. An owner who fails to install a carbon monoxide detector when required by law and continues to fail to install the detector after being given notice by a governmental agency could be liable for a fine of up to $200 for each violation. A transfer of a property where a seller, as an owner, has not installed carbon monoxide detectors, when required to do so by law, will not be invalidated, but the seller/owner could be subject to damages of up to $100, plus court costs and attorney fees. Buyer and Seller are each advised to consult with their own home inspector, contractor or building department to determine the exact location for installation of carbon monoxide detectors. Buyer is advised to consult with a professional of Buyer's choosing to determine whether the property has carbon monoxide detector(s) installed as required by law, and if not to discuss with their counsel the potential consequences.

3. **LOCAL REQUIREMENTS:** Some localities maintain their own retrofit or point of sale requirements which may include the requirement that water-conserving plumbing fixtures and/or a carbon monoxide detector be installed prior to a transfer of property. Therefore, it is important to check the local city or county building and safety departments regarding point of sale or retrofit requirements when transferring property.

The undersigned hereby acknowledge(s) receipt of a copy of this Water-Conserving Plumbing Fixtures and Carbon Monoxide Detector Notice.

Seller/Landlord DocuSigned by: Payam Saadat A33098DA4659495... *9145 St Ives LLC* **Date** 9/9/2020
(Signature) (Print Name)

Seller/Landlord ______________________ **Date** ________
(Signature) (Print Name)

Buyer/Tenant DocuSigned by: Amir Ben-Yohanan D3B46B2B4B9B407 *Amir Ben-Yohanan* **Date** 9/9/2020
(Signature) (Print Name)

Buyer/Tenant ______________________ **Date** ________
(Signature) (Print Name)

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

DISCLOSURE REGARDING REAL ESTATE AGENCY RELATIONSHIP

(Seller's Brokerage Firm to Seller)
(As required by the Civil Code)
(C.A.R. Form AD, Revised 12/18)

COLDWELL BANKER REALTY

☐ (If checked) This form is being provided in connection with a transaction for a leasehold interest exceeding one year as per Civil Code section 2079.13(j), (k) and (l).

When you enter into a discussion with a real estate agent regarding a real estate transaction, you should from the outset understand what type of agency relationship or representation you wish to have with the agent in the transaction.

SELLER'S AGENT

A Seller's agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller's agent or a subagent of that agent has the following affirmative obligations:

To the Seller: A Fiduciary duty of utmost care, integrity, honesty and loyalty in dealings with the Seller.

To the Buyer and the Seller:

(a) Diligent exercise of reasonable skill and care in performance of the agent's duties.
(b) A duty of honest and fair dealing and good faith.
(c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties. An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.

BUYER'S AGENT

A Buyer's agent can, with a Buyer's consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations:

To the Buyer: A fiduciary duty of utmost care, integrity, honesty and loyalty in dealings with the Buyer.

To the Buyer and the Seller:

(a) Diligent exercise of reasonable skill and care in performance of the agent's duties.
(b) A duty of honest and fair dealing and good faith.
(c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties. An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.

AGENT REPRESENTING BOTH SELLER AND BUYER

A real estate agent, either acting directly or through one or more salespersons and broker associates, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer.

In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer:

(a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either the Seller or the Buyer.
(b) Other duties to the Seller and the Buyer as stated above in their respective sections.

In representing both Seller and Buyer, a dual agent may not, without the express permission of the respective party, disclose to the other party confidential information, including, but not limited to, facts relating to either the Buyer's or Seller's financial position, motivations, bargaining position, or other personal information that may impact price, including the Seller's willingness to accept a price less than the listing price or the Buyer's willingness to pay a price greater than the price offered.

SELLER AND BUYER RESPONSIBILITIES

Either the purchase agreement or a separate document will contain a confirmation of which agent is representing you and whether that agent is representing you exclusively in the transaction or acting as dual agent. Please pay attention to that confirmation to make sure it accurately reflects your understanding of your agent's role.

The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect his or her own interests. You should carefully read all agreements to assure that they adequately express your understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

If you are a Buyer, you have the duty to exercise reasonable care to protect yourself, including as to those facts about the property which are known to you or within your diligent attention and observation.

Both Sellers and Buyers should strongly consider obtaining tax advice from a competent professional because the federal and state tax consequences of a transaction can be complex and subject to change.

Throughout your real property transaction you may receive more than one disclosure form, depending upon the number of agents assisting in the transaction. The law requires each agent with whom you have more than a casual relationship to present you with this disclosure form. You should read its contents each time it is presented to you, considering the relationship between you and the real estate agent in your specific transaction. **This disclosure form includes the provisions of Sections 2079.13 to 2079.24, inclusive, of the Civil Code set forth on page 2. Read it carefully. I/WE ACKNOWLEDGE RECEIPT OF A COPY OF THIS DISCLOSURE AND THE PORTIONS OF THE CIVIL CODE PRINTED ON THE BACK (OR A SEPARATE PAGE)**

DocuSigned by:

☐ Buyer ☐ Seller ☒ Landlord ☐ Tenant Payam Saadat — 9145 St Ives LLC Date 9/9/2020

☐ Buyer ☐ Seller ☐ Landlord ☐ Tenant ______ Date ______

Agent *Coldwell Banker Realty* DRE Lic. # *00616212*
Real Estate Broker (Firm)

DocuSigned by:

By Vangelis Korasidis DRE Lic. # *01222626* Date 9/9/2020
(Salesperson or Broker-Associate, if any) *Vangelis Korasidis*

CIVIL CODE SECTIONS 2079.13 – 2079.24 (2079.16 APPEARS ON THE FRONT)

2079.13. As used in Sections 2079.7 and 2079.14 to 2079.24, inclusive, the following terms have the following meanings:
(a) "Agent" means a person acting under provisions of Title 9 (commencing with Section 2295) in a real property transaction, and includes a person who is licensed as a real estate broker under Chapter 3 (commencing with Section 10130) of Part 1 of Division 4 of the Business and Professions Code, and under whose license a listing is executed or an offer to purchase is obtained. The agent in the real property transaction bears responsibility for that agent's salespersons or broker associates who perform as agents of the agent. When a salesperson or broker associate owes a duty to any principal, or to any buyer or seller who is not a principal, in a real property transaction, that duty is equivalent to the duty owed to that party by the broker for whom the salesperson or broker associate functions. **(b)** "Buyer" means a transferee in a real property transaction, and includes a person who executes an offer to purchase real property from a seller through an agent, or who seeks the services of an agent in more than a casual, transitory, or preliminary manner, with the object of entering into a real property transaction. "Buyer" includes vendee or lessee of real property. **(c)** "Commercial real property" means all real property in the state, except (1) single-family residential real property, (2) dwelling units made subject to Chapter 2 (commencing with Section 1940) of Title 5, (3) a mobilehome, as defined in Section 798.3, (4) vacant land, or (5) a recreational vehicle, as defined in Section 799.29. **(d)** "Dual agent" means an agent acting, either directly or through a salesperson or broker associate, as agent for both the seller and the buyer in a real property transaction. **(e)** "Listing agreement" means a written contract between a seller of real property and an agent, by which the agent has been authorized to sell the real property or to find or obtain a buyer, including rendering other services for which a real estate license is required to the seller pursuant to the terms of the agreement. **(f)** "Seller's agent" means a person who has obtained a listing of real property to act as an agent for compensation.**(g)** "Listing price" is the amount expressed in dollars specified in the listing for which the seller is willing to sell the real property through the seller's agent. **(h)** "Offering price" is the amount expressed in dollars specified in an offer to purchase for which the buyer is willing to buy the real property. **(i)** "Offer to purchase" means a written contract executed by a buyer acting through a buyer's agent that becomes the contract for the sale of the real property upon acceptance by the seller. **(j)** "Real property" means any estate specified by subdivision (1) or (2) of Section 761 in property, and includes (1) single-family residential property, (2) multiunit residential property with more than four dwelling units, (3) commercial real property, (4) vacant land, (5) a ground lease coupled with improvements, or (6) a manufactured home as defined in Section 18007 of the Health and Safety Code, or a mobilehome as defined in Section 18008 of the Health and Safety Code, when offered for sale or sold through an agent pursuant to the authority contained in Section 10131.6 of the Business and Professions Code. **(k)** "Real property transaction" means a transaction for the sale of real property in which an agent is retained by a buyer, seller, or both a buyer and seller to act in that transaction, and includes a listing or an offer to purchase. **(l)** "Sell," "sale," or "sold" refers to a transaction for the transfer of real property from the seller to the buyer and includes exchanges of real property between the seller and buyer, transactions for the creation of a real property sales contract within the meaning of Section 2985, and transactions for the creation of a leasehold exceeding one year's duration. **(m)** "Seller" means the transferor in a real property transaction and includes an owner who lists real property with an agent, whether or not a transfer results, or who receives an offer to purchase real property of which he or she is the owner from an agent on behalf of another. "Seller" includes both a vendor and a lessor of real property. **(n)** "Buyer's agent" means an agent who represents a buyer in a real property transaction.

2079.14. A seller's agent and buyer's agent shall provide the seller and buyer in a real property transaction with a copy of the disclosure form specified in Section 2079.16, and shall obtain a signed acknowledgment of receipt from that seller and buyer, except as provided in Section 2079.15, as follows: **(a)** The seller's agent, if any, shall provide the disclosure form to the seller prior to entering into the listing agreement. **(b)** The buyer's agent shall provide the disclosure form to the buyer as soon as practicable prior to execution of the buyer's offer to purchase. If the offer to purchase is not prepared by the buyer's agent, the buyer's agent shall present the disclosure form to the buyer not later than the next business day after receiving the offer to purchase from the buyer.

2079.15. In any circumstance in which the seller or buyer refuses to sign an acknowledgment of receipt pursuant to Section 2079.14, the agent shall set forth, sign, and date a written declaration of the facts of the refusal.

2079.16 Reproduced on Page 1 of this AD form.

2079.17(a) As soon as practicable, the buyer's agent shall disclose to the buyer and seller whether the agent is acting in the real property transaction as the buyer's agent, or as a dual agent representing both the buyer and the seller. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller, the buyer, and the buyer's agent prior to or coincident with execution of that contract by the buyer and the seller, respectively. **(b)** As soon as practicable, the seller's agent shall disclose to the seller whether the seller's agent is acting in the real property transaction as the seller's agent, or as a dual agent representing both the buyer and seller. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller and the seller's agent prior to or coincident with the execution of that contract by the seller.

CONFIRMATION: The following agency relationships are confirmed for this transaction:

Seller's Brokerage Firm DO NOT COMPLETE. SAMPLE ONLY License Number ______

Is the broker of (check one): ☐ the seller; or ☐ both the buyer and seller. (dual agent)

Seller's Agent DO NOT COMPLETE. SAMPLE ONLY License Number ______

Is (check one): ☐ the Seller's Agent. (salesperson or broker associate) ☐ both the Buyer's and Seller's Agent. (dual agent)

Buyer's Brokerage Firm DO NOT COMPLETE. SAMPLE ONLY License Number ______

Is the broker of (check one): ☐ the buyer; or ☐ both the buyer and seller. (dual agent)

Buyer's Agent DO NOT COMPLETE. SAMPLE ONLY License Number ______

Is (check one): ☐ the Buyer's Agent. (salesperson or broker associate) ☐ both the Buyer's and Seller's Agent. (dual agent)

(d) The disclosures and confirmation required by this section shall be in addition to the disclosure required by Section 2079.14. An agent's duty to provide disclosure and confirmation of representation in this section may be performed by a real estate salesperson or broker associate affiliated with that broker.

2079.18 (Repealed pursuant to AB-1289)

2079.19 The payment of compensation or the obligation to pay compensation to an agent by the seller or buyer is not necessarily determinative of a particular agency relationship between an agent and the seller or buyer. A listing agent and a selling agent may agree to share any compensation or commission paid, or any right to any compensation or commission for which an obligation arises as the result of a real estate transaction, and the terms of any such agreement shall not necessarily be determinative of a particular relationship.

2079.20 Nothing in this article prevents an agent from selecting, as a condition of the agent's employment, a specific form of agency relationship not specifically prohibited by this article if the requirements of Section 2079.14 and Section 2079.17 are complied with.

2079.21 (a) A dual agent may not, without the express permission of the seller, disclose to the buyer any confidential information obtained from the seller. **(b)** A dual agent may not, without the express permission of the buyer, disclose to the seller any confidential information obtained from the buyer. **(c)** "Confidential information" means facts relating to the client's financial position, motivations, bargaining position, or other personal information that may impact price, such as the seller is willing to accept a price less than the listing price or the buyer is willing to pay a price greater than the price offered. **(d)** This section does not alter in any way the duty or responsibility of a dual agent to any principal with respect to confidential information other than price.

2079.22 Nothing in this article precludes a seller's agent from also being a buyer's agent. If a seller or buyer in a transaction chooses to not be represented by an agent, that does not, of itself, make that agent a dual agent.

2079.23 A contract between the principal and agent may be modified or altered to change the agency relationship at any time before the performance of the act which is the object of the agency with the written consent of the parties to the agency relationship.

2079.24 Nothing in this article shall be construed to either diminish the duty of disclosure owed buyers and sellers by agents and their associate licensees, subagents, and employees or to relieve agents and their associate licensees, subagents, and employees from liability for their conduct in connection with acts governed by this article or for any breach of a fiduciary duty or a duty of disclosure.

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

PET ADDENDUM
(C.A.R. Form PET, 11/13)

The following terms and conditions are hereby incorporated in and made a part of the [X] Residential Lease or Month-to-Month Rental Agreement, [ ] other ______, dated *09/04/2020*, on property located at (Street Address) *9145 St Ives Dr* (Unit/Apartment) ______ (City) *Los Angeles* (State) *CA* (Zip Code) *90069-1706* ("Premises"), in which *Amir Ben-Yohanan* is referred to as "Tenant" and *9145 St Ives LLC* is referred to as "Landlord" (the term "Landlord" includes Owner and agent).

PET ADDENDUM AND AGREEMENT:

Notwithstanding any other term in the Agreement, Landlord herewith grants permission for Tenant to have the following pet(s) only on the Premises: *One poodle, 4 years old, 11 lbs*, subject to the following terms and conditions:

1. Tenant is not allowed to have any other pets on the Premises other than those designated above, including any pets that are "just visiting."
2. Tenant represents to Landlord that the pet(s) is housebroken, has no vicious tendencies or history of threatening or causing harm to persons by biting, scratching, chewing or otherwise.
3. Tenant agrees that the pet(s) will be properly licensed and vaccinated pursuant to applicable laws and Tenant further agrees to provide proof of licensing and vaccination upon Landlord's or agent's request.
4. Tenant is responsible for compliance with all local laws and regulations relating to the pets.
5. Tenant agrees to clean up after their pet(s) and properly dispose of all waste.
6. Tenant agrees to keep Premises free from pet odor and stain.
7. Tenant agrees to take action to avoid pest infestations (fleas, etc.) in the Premises.
8. If the Premises is part of a residential complex, pets are not allowed in pool areas, clubhouses, business office, laundry rooms, business center or fitness centers. Pets may not be bathed or groomed in the laundry room sinks, pools, or pool area.
9. Permission to have a pet may be revoked at any time with three days notice for cause, or for month to month tenancies with thirty days notice without cause. Tenant's failure to remove the pet(s) after permission has been revoked shall be deemed a breach of the lease or rental agreement.
10. Tenant is responsible for and will be charged for any damage to the Premises caused by their pet(s), whether listed above or "just visiting." Damages include, but are not limited to, damages to floors, carpets, drapes, screens, landscaping, fencing, including odors due to the presence of pets.
11. Tenant agrees to indemnify and hold Landlord and Landlord's agents harmless from all liability, claims, demands, damages and costs for injuries to persons or property in connection with Tenant's pet(s).
12. [X] Tenant agrees to carry renter's insurance which includes coverage for pet ownership. ______
13. ______

By signing below, Tenant acknowledges that they have read, understand, accept, and have received a copy of this addendum.

Tenant (Signature): DocuSigned by: Amir Ben-Yohanan D38B8264B98407... Date: 9/9/2020

(Print Name) *Amir Ben-Yohanan* Date: ______

Tenant (Signature): ______ Date: ______

(Print Name) ______ Date: ______

Landlord (Signature): DocuSigned by: Payam Saadat A33098DA4659495... Date: 9/9/2020

(Print Name) *9145 St Ives LLC* Date: ______

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

KEYSAFE/LOCKBOX ADDENDUM AND TENANT PERMISSION TO ACCESS PROPERTY

(C.A.R. Form KLA, Revised 4/13)

COLDWELL BANKER REALTY

The undersigned seller and landlord *9145 St Ives LLC* ("Owner") has entered into an agreement with *Coldwell Banker Realty* ("Broker") dated *September 4, 2020*, to market for sale, lease or rent the real property located at *9145 St Ives Dr, Los Angeles, CA 90069-1706* ("Property").

1. DISCLOSURES REGARDING ACCESS TO AND PROTECTION OF PROPERTY:

A. A keysafe/lockbox is designed to hold a key to the above Property, permitting access to the interior of the Property by Broker, other brokers and real estate licensees who are participants of the Multiple Listing Service(s) ("MLS"), authorized appraisers and inspectors, and accompanied persons interested in purchasing, leasing or renting the Property. These individuals may take videos or photographs of the Property. Broker does not have the ability to control or block the taking of and use of images by any such persons.

B. MLS rules require a keysafe/lockbox placed on the property to be an MLS approved access device in accordance with the rules of the MLS where the listing has been submitted. Generally, an MLS approved access device is one (i) that is specifically authorized by the MLS or (ii) where use of it provides reasonable and timely access to listed property in accordance with the standards required by the MLS.

C. Broker, cooperating brokers and other real estate licensees, the MLS and Associations/Boards of REALTORS® are **not** insurers against injury, theft, loss, vandalism, damage or other harm whether through the use of a keysafe/lockbox or other means. Broker does not maintain insurance to protect Owner or other occupants.

D. Broker recommends that Owner and, if applicable, Tenant and other occupants of the Property maintain insurance and take any and all possible precautions and safeguards to protect themselves, other occupants and visitors, their property and belongings, including cash, jewelry, drugs, firearms, and other valuables located on the Property.

2. OWNER PERMISSION FOR USE OF A KEYSAFE/LOCKBOX:

Owner hereby authorizes Broker to use a keysafe/lockbox. If the Property is tenant-occupied, Owner is advised that tenant permission may be required and is recommended. Owner acknowledges receipt of a copy of this document.

Date	9/9/2020	Date	
Owner	Payam Saadat	Owner	
	9145 St Ives LLC (Print Name)		(Print Name)

3. TENANT PERMISSION TO ACCESS PREMISES:

I am the current tenant of the above referenced Property, and have read the disclosure statements above. In addition to any authority granted in the lease or rental agreement, I agree as follows:

- [ ] Broker may use a keysafe/lockbox.
- [x] Broker may show Property as follows: *Tenant to give access to landlord and / or landlord's agent to show the unit to prospective buyer/tenant with a 48-hour advanced notice at days and times favorable to the tenants during the last 30-days from the notice of vacating, if applicable.*
- [x] (For Single-Family Dwellings:) Broker may post a "FOR SALE", "FOR LEASE", "FOR RENT" or "SOLD" sign on the Property.

Tenant acknowledges receipt of a copy of this document.

Date	DocuSigned by: 9/9/2020	Date	
Tenant	Amir Ben-Yohanan	Tenant	
	Amir Benyohanan (Print Name)		(Print Name)

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

LEAD-BASED PAINT AND LEAD-BASED PAINT HAZARDS DISCLOSURE, ACKNOWLEDGMENT AND ADDENDUM

For Pre-1978 Housing Sales, Leases, or Rentals

(C.A.R. Form FLD, Revised 11/10)

The following terms and conditions are hereby incorporated in and made a part of the: ☐ California Residential Purchase Agreement, ☒ Residential Lease or Month-to-Month Rental Agreement, or ☐ Other: ______________________________, dated *September 4, 2020*, on property known as: *9145 St Ives Dr, Los Angeles, CA 90069-1706* ("Property") in which *Amir Ben-Yohanan* is referred to as Buyer or Tenant and *9145 St Ives LLC* is referred to as Seller or Landlord.

LEAD WARNING STATEMENT (SALE OR PURCHASE) Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligent quotient, behavioral problems and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the seller's possession and notify the buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

LEAD WARNING STATEMENT (LEASE OR RENTAL) Housing built before 1978 may contain lead-based paint. Lead from paint, paint chips and dust can pose health hazards if not managed properly. Lead exposure is especially harmful to young children and pregnant women. Before renting pre-1978 housing, lessors must disclose the presence of lead-based paint and/or lead-based paint hazards in the dwelling. Lessees must also receive federally approved pamphlet on lead poisoning prevention.

EPA'S LEAD-BASED PAINT RENOVATION, REPAIR AND PAINTING RULE: The new rule requires that contractors and maintenance professionals working in pre-1978 housing, child care facilities, and schools with lead-based paint be certified; that their employees be trained; and that they follow protective work practice standards. The rule applies to renovation, repair, or painting activities affecting more than six square feet of lead-based paint in a room or more than 20 square feet of lead-based paint on the exterior. Enforcement of the rule begins October 1, 2010. See the EPA website at www.epa.gov/lead for more information.

1. SELLER'S OR LANDLORD'S DISCLOSURE

I (we) have no knowledge of lead-based paint and/or lead-based paint hazards in the housing other than the following:

____

____

____

____

I (we) have no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing other than the following, which, previously or as an attachment to this addendum, have been provided to Buyer or Tenant:

____

____

____

I (we), previously or as an attachment to this addendum, have provided Buyer or Tenant with the pamphlet *"Protect Your Family From Lead In Your Home"* or an equivalent pamphlet approved for use in the State such as *"The Homeowner's Guide to Environmental Hazards and Earthquake Safety."*

<u>For Sales Transactions Only</u>: Buyer has 10 days, unless otherwise agreed in the real estate purchase contract, to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards.

I (we) have reviewed the information above and certify, to the best of my (our) knowledge, that the information provided is true and correct.

DocuSigned by: Payam Saadat — 9/9/2020

Seller or Landlord *9145 St Ives LLC* Date

____

Seller or Landlord Date

Buyer's Initials (AB) (______)

Property Address: *9145 St Ives Dr, Los Angeles, CA 90069-1706* Date *September 4, 2020*

2. LISTING AGENT'S ACKNOWLEDGMENT

Agent has informed Seller or Landlord of Seller's or Landlord's obligations under §42 U.S.C. 4852d and is aware of Agent's responsibility to ensure compliance.

I have reviewed the information above and certify, to the best of my knowledge, that the information provided is true and correct.

Coldwell Banker Realty By DocuSigned by: Vangelis Korasidis 9/9/2020

(Please Print) Agent (Broker representing Seller or Landlord) Associate-Licensee or Broker Signature Date

Vangelis Korasidis

3. BUYER'S OR TENANT'S ACKNOWLEDGMENT

I (we) have received copies of all information listed, if any, in 1 above and the pamphlet "*Protect Your Family From Lead In Your Home*" or an equivalent pamphlet approved for use in the State such as "*The Homeowner's Guide to Environmental Hazards and Earthquake Safety.*" **If delivery of any of the disclosures or pamphlet referenced in paragraph 1 above occurs after Acceptance of an offer to purchase, Buyer has a right to cancel pursuant to the purchase contract. If you wish to cancel, you must act within the prescribed period.**

For Sales Transactions Only: Buyer acknowledges the right for 10 days, unless otherwise agreed in the real estate purchase contract, to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards; OR, (if checked) ☐ Buyer waives the right to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards.

I (we) have reviewed the information above and certify, to the best of my (our) knowledge, that the information provided is true and correct.

DocuSigned by: Amir Ben-Yohanan 9/9/2020

Buyer or Tenant Date Buyer or Tenant Date

Amir Ben-Yohanan

4. COOPERATING AGENT'S ACKNOWLEDGMENT

Agent has informed Seller or Landlord, through the Listing Agent if the property is listed, of Seller's or Landlord's obligations under §42 U.S.C. 4852d and is aware of Agent's responsibility to ensure compliance.

I have reviewed the information above and certify, to the best of my knowledge, that the information provided is true and correct.

Coldwell Banker Realty By DocuSigned by: Vangelis Korasidis 9/9/2020

Agent (Broker obtaining the Offer) Associate-Licensee or Broker Signature Date

Vangelis Korasidis

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

POOL, HOT TUB, AND SPA ADDENDUM

(C.A.R. Form PHSA 11/13)

COLDWELL BANKER REALTY

The following terms and conditions are hereby incorporated in and made a part of the [X] Residential Lease or Month-to-Month Rental Agreement, [ ] Other: ______, dated 09/04/2020, on property located at (Street Address) 9145 St Ives Dr (Unit/Apartment) ______ (City) Los Angeles (State) CA (Zip Code) 90069-1706 ("Premises"), in which Amir Ben-Yohanan is referred to as "Tenant" and 9145 St Ives LLC is referred to as "Landlord" (the term "Landlord" includes Owner and agent).

POOLS and HOT TUBS:

1. Swimming pools, hot tubs, and spas, while providing exercise, recreation, and relaxation, also can be dangerous. People (as well as pets) can be severely injured or drown if the pool, hot tub or spa is not properly used. Tenants are strongly cautioned that they, other occupants and tenant's guest must adhere to the following safe practices:
- No diving into the pool or hot tub or spa
- No intoxicated persons may use the pool or hot tub or spa
- No one should use the pool or hot tub or spa alone
- Children may never be left unattended when they may gain access to the pool, hot tub or spa, not even for a few seconds

Neither the landlord nor the landlord's agents can assure the safety of persons using property containing a pool, hot tub or spa. As a consequence, tenants assume liability for pool, hot tub or spa use by themselves, other occupants, their guests, and their pets.

2. If the rental is part of a rental complex, the following also apply:
- The pool, hot tub or spa may only be used during posted hours.
- Adult supervision is required for anyone under the age of 14.
- All drinks must be served in unbreakable containers.
- No alcoholic drinks are allowed in the pool area, hot tub or spa.
- No excessive noise - please be considerate of your neighbors.
- Users must shower prior to using the pool, hot tub or spa.
- Use the pool safety equipment only in case of emergency.
- HOA or House Rules, if applicable, will supplement or supersede these rules.

3. NO LIFEGUARD WILL BE ON DUTY - YOU SWIM AT YOUR OWN RISK

4. Tenant agrees to release, indemnify, hold harmless and forever discharge Landlord and Landlord's employees, agents, successors and assigns from any and all claims, liabilities or causes of action of any kind that Tenant, members of Tenant's household or Tenant's guests or invitees may have at any time against Landlord or Landlord's agents resulting from Tenant's use of the pool, hot tub or spa.

By signing below, Tenant acknowledges that they have read, understand, accept and have received a copy of this addendum.

Tenant (Signature) DocuSigned by: Amir Ben-Yohanan D38B68264B9B407... Date 9/9/2020

(Print name) Amir Ben-Yohanan

Tenant (Signature) ______ Date ______

(Print name) ______

Landlord (Signature) DocuSigned by: Payam Saadat A33098DA4659495... Date 9/9/2020

(Print name) 9145 St Ives LLC

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

CALIFORNIA ASSOCIATION OF REALTORS®

CORONAVIRUS ADDENDUM OR AMENDMENT

(To be used at time of lease formation or as an amendment after Agreement)
(C.A.R. Form CVA-LR, 04/16/20)

This form is intended for a Premises for which the Tenant/Lessee has not yet taken possession. If the Tenant/Lessee is already in possession, a Cancellation of Lease or Rental (C.A.R. Form CLR) or Amendment of Existing Agreement Terms (C.A.R. Form AEA) should be used.

The following terms and conditions are hereby incorporated in and made a part of the Lease or Month-to-Month Rental Agreement or ☐ Other ______________________ dated *09/04/2020* ("Agreement") on property known as *9145 St Ives Dr, Los Angeles, CA 90069-1706* ("Premises") in which *Amir Ben-Yohanan* is referred to as Tenant/Lessee and *9145 St Ives LLC* is referred to as Landlord/Lessor
OR ☐ This is an amendment to the already accepted Agreement.

1. The current world-wide Coronavirus (COVID-19) pandemic has had unprecedented impacts on real estate transactions, including, but not limited to: travel restrictions; self-imposed and governmentally required isolations; closures of both governmental and private offices providing integral functions for the lease or rental of real estate. Such impacts include declarations of States of Emergency and so-called shelter-in-place or stay-at-home ("Stay Home") orders, among others ("Unforeseen Coronavirus Circumstance"). While the Agreement allocates risk as between the Parties for many issues including delivery of possessions and payment obligations, it does not address the concept commonly referred to as "Force Majeure" or the right of a Party to suspend or terminate performance when circumstances, which the parties could not have anticipated and are beyond their control, make performance of the contract impossible or impracticable.
2. This form is intended to contractually address an Unforeseen Coronavirus Circumstance. The Parties' agreement to this form is optional. It is not binding on either Party unless Signed by both. Its purpose is to reflect the Parties' **(i)** mutual obligation to deal fairly with each other and act in good faith to accomplish the purpose of the Agreement, and **(ii)** attempt to avoid any uncertainty that may otherwise exist as a result of the COVID-19 pandemic by resolving potential disputes by mutual agreement. **The Parties are advised to seek the advice and counsel of a qualified California real estate attorney.**
3. If either Tenant or Landlord is affected by an Unforeseen Coronavirus Circumstance, the affected Party shall Deliver to the other a Notice of Unforeseen Coronavirus Circumstance (C.A.R. Form NUCC-LR) which both identifies and provides verification of **(i)** the Unforeseen Coronavirus Circumstance applicable to the affected Party and **(ii)** the identified circumstance's impact on the affected Party's ability to perform. The Parties agree that upon Delivery of the NUCC-LR (if checked, ☐ NUCC-LR is attached) the following terms in paragraph 4 or 5 shall apply:
4. ☐ **Extension of Time for Tenant to Occupy the Premises:** The Date of Occupancy shall be extended for 30 or _____ Days from Delivery of the NUCC-LR. If, after this time, the Tenant or Landlord Delivering the NUCC is still unable to deliver or take occupancy, as applicable, as a result of the Unforeseen Coronavirus Circumstance, **(i)** either Party may cancel the Agreement by giving written notice of cancellation to the other and **(ii)** Tenant's deposit shall be returned to Tenant.
5. ☐ **Mutual Cancellation:** The Agreement shall be cancelled upon Acceptance of this amendment. Tenant's deposit shall be returned to Tenant.
6. ☐ The following additional terms shall apply: ______________________

By signing below Tenant and Landlord acknowledge that each has read, understands, has received a copy of, and agrees to the terms of this Coronavirus Lease/Rental Addendum or Amendment.

Date	9/9/2020	Date	9/9/2020
Tenant/Lessee	DocuSigned by: Amir Ben-Yohanan *Amir Ben-Yohanan*	Landlord/Lessor	DocuSigned by: Payam Saadat *9145 St Ives LLC*
Tenant/Lessee		Landlord/Lessor	

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the CALIFORNIA ASSOCIATION OF REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

EQUAL HOUSING OPPORTUNITY

9145 St Ives Drive LEASE ADDENDUM

This Addendum supplements or clarifies certain lease provisions. Any conflicts between the Lease and this Addendum shall be determined in favor of this Addendum.

- **Rent due date.** Notwithstanding anything in paragraphs 3 or 5 to the contrary, Tenant agrees to pay rent 31 calendar days in advance of each month based on the schedule below. Per paragraph 6 of the Lease, Rent is delinquent three days after the due date.

Due date	Amount	Applied to rent period	Delinquent on
10/1/2020	$40,000	11/1-11/30/2020	10/3/2020
11/1/2020	$40,000	12/1-12/31/2020	11/3/2020
12/1/2020	$40,000	1/1-1/31/2021	12/3/2020
1/1/2021	$40,000	2/1-2/28/2021	1/3/2021
2/1/2021	$40,000	3/1-3/31/2021	2/3/2021
3/1/2021	$40,000	4/1-4/30/2021	3/3/2021
4/1/2021	$40,000	5/1-5/30/2021	4/3/2021
5/1/2021	$40,000	6/1-6/30/2021	5/3/2021
6/1/2021	$40,000	7/1-7/31/2021	6/3/2021
7/1/2021	$40,000	8/1-8/30/2021	7/3/2021
8/1/2021	$40,000	9/1-9/30/2021	8/3/2021

- **Tenant's Commercial/Non-Residential Uses**. Paragraphs 11 and 22 are supplemented as follows: Use of the home for commercial or promotional purposes for compensation or consideration of any kind or nature is strictly prohibited, including filming, videography, public events, paid events, modeling events, showings, or any other type use other than as for residential occupancy by Tenant and Tenant's immediate family members ("Commercial Use"). Third party events or uses of the house by anyone other than Tenant are considered commercial use, as are photography shoots, video or photos taken on the property used for commercial or promotional purposes of any kind or nature. Uses such as personal photography, familial, educational, scientific, or charitable purposes are excluded from this prohibition. Consent for any or all Commercial Use may be granted to Tenant at Landlord's sole discretion. However, notwithstanding the foregoing, in the event that Tenant desires to use the home for commercial/non-residential uses or bringing in a third party to produce a commercial or promotional video or photoshoot, Landlord's conditional approval shall (among other reasonable things) be given upon the payment by Tenant to Landlord of a fee of $15,000 for each day or partial day that the Property is used for Commercial Use. This daily fee shall be in addition to the monthly rent. In connection with Tenant's use(s) herein, Landlord reserves the right to enter and inspect the Premises at any time to ensure that the Premises are damage-free and in the event damages to the Premises have occurred in connection with Tenant's Commercial Use, Tenant shall promptly make all repairs requested by Landlord. Tenant's failure to do so shall be considered a material breach of this lease, as shall Tenant's failure to pay the Commercial Use daily fee ($15,000.00) within two days of Landlord's written demand. No Commercial Use which is violative of California or local law shall be allowed.
- **Smoking**. Paragraph 14 of the Lease is supplemented as follows: Landlord and Tenant hereby agree that the smoking or use of smoking products within or on the Property is strictly prohibited. The parties further agree that the use of smoke products permeates walls, furniture, linens, paint, woodwork and is nearly impossible to remove. Landlord's use of the Property is to derive income, and Landlord is unable to lease or use the Property if smoke smell is present or not abated. The cost of removal of smoke includes sanding woodwork, repainting, and even the destruction of furniture and personal items. Those costs are difficult to determine or predict, as is the time required to cure the smoke odor. Therefore, the parties agree that in the even smoke products are used at the Property, Tenant shall be liable to Landlord for a liquidated damage payment of $50,000.00 for any or all such violations. The parties agree that the cost of remediation are impossible to predict or estimate, and therefore agree that such liquidated amount represents the full and fair cost to the Landlord to repaint the Property, purify the air, deep clean furniture, and sand and re-stain other surfaces that hold tobacco odor.

Tenant's Initials: (DS AB) (__________) Landlord's Initials: (DS PS) (__________)

9145 St Ives Drive House Rules and Regulations

Per paragraph 15 of the Lease, Landlord hereby provides Tenant Rules and Regulations:

- **Trash**. All garbage must be stowed in the proper garbage or recycling receptacle location. Trash is picked up on Thursdays. The trash cans should be placed outside Wednesday evening and then back in the receptacle location after emptied. Tenant is responsible for knowing the correct trash receptacle location and pick-up day. Tenant agrees to follow municipal recycling ordinances with regards to recyclable materials. Tenant agrees to pay any fines assessed for violation of municipal trash codes in regard to improperly placed/abandoned trash. Tenant is not permitted to place trash or personal belongings in any common areas, basements, garages or attics. Landlord is not responsible for Tenant belongings kept outside the confines of the leased premises.

- **Maintenance Services**. Tenants and/or Guests shall also allow pool and gardening service on the premises to service the property as follows.
  - The pool man (Jonathan) services the water features on Tuesdays between 11:00am and 2:00pm and Fridays between 12:00pm and 3:00pm. He needs someone to open the door to give him access to the spa tub in the master bedroom patio.
  - Gardener (Ruben) services the home on Wednesdays and Fridays between 1-2pm. He shall have and Tenant shall agree to permit him continued access to all areas of the premises except the plants behind the spa tub in the master bedroom patio regardless of whether any Tenant is at home occupying the premises or out of the home.

- **Elevator Curtain**. The elevator curtain must always be closed that the elevator is not in use. Failure to do so will result in water intrusion into the home during rain. Tenant will be responsible for all damages arising out of, relating to, and/or connected to water damage due to failure to maintain or close the elevator curtain.

- **Furniture**. Some of the furniture in this home is rented and must be left in its current position and location. All damaged items shall be billed to Tenant at full purchase price of the damaged item at the time of move-out.

- **Prohibited Items**. The following are prohibited items: air conditioners, space heaters, waterbeds, security systems, dartboards, or extra refrigerators are not permitted within the leased premises, nor may Tenant attach or affix any wiring of any sort, advertising banners or signage, antennas, satellite dishes, or other electrical connections on or to the building, including but not limited to balconies and porches, without prior written Landlord approval. Additional fees and/or Lease addendums may apply. Any direct or indirect damage(s) caused by such items will be the full responsibility of the Tenant. Landlord reserves the right to remove any such objects or items.

- **Pictures and Wall Decorations**. Tenant may use only small nails or tacks to hang pictures. Poster putty, two-sided tape, and screws are not permitted. Tenant is prohibited from installing a television wall mount on the walls or ceiling of the leased premises.

- **Personal assembles.** Any personal assembles, parties or gatherings at the home with more than a total of 30 persons requires the express written consent of the Landlord. Any personal assembles, parties or gatherings at the home more than a total of once monthly, without the express written consent of the Landlord. Tenant shall not permit any personal assembles, parties or gatherings at the home with more than a total of 30 persons, unless Tenant arranges, at Tenant's sole cost and expense, valet and security services, to minimize disturbance to the neighbors.

- **No smoking.** Any smoking in the home or on the roof deck of the property, or elsewhere on the property (even in the yard spaces), all of which is prohibited

- **Noise.** Tenant acknowledges this is a residential neighborhood. Tenant and/or Guests shall not create excessive noise at a level that disturbs neighbors. Code-enforced neighborhood quiet hours are from 10:00p.m. – 8:00a.m. Tenant shall be responsible for all nuisance violations, infractions, and/or noise violation citations by the City and/or any other penalties that result from disturbance of the neighbors.

- **Firearms.** Firearms are not permitted on the Premises.

AGREED TO AND ACCEPTED:

Renter's name: Amir Ben-Yohanan Signature: DocuSigned by: Amir Ben-Yohanan D38B68264B9B407... Date: 9/9/2020